Filed Pursuant to Rule 424(b)(5)
Registration No. 333-233827
CALCULATION OF REGISTRATION FEE
Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
1.800% Notes due 2031	$650,000,000	99.962%	$649,753,000	$70,888.05
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended.

Prospectus Supplement dated
November 10, 2020
(To Prospectus dated September 18, 2019)
$650,000,000

L3HARRIS TECHNOLOGIES, INC.
1.800% Notes due 2031
We are offering $650,000,000 aggregate principal amount of our 1.800% notes due January 15, 2031 (the “notes”). Interest on the notes is payable semi-annually in arrears on January 15 and July 15, commencing on July 15, 2021. We may redeem the notes, in whole or in part, at any time before the maturity date at the prices described under “Description of Notes—Optional Redemption.” If we experience a change of control repurchase event, we may be required to offer to repurchase the notes from holders, as described under “Description of Notes—Repurchase upon Change of Control Repurchase Event.”
The notes will be our unsecured, unsubordinated obligations and will rank equally in right of payment with all of our other unsecured, unsubordinated indebtedness from time to time outstanding. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. The notes will not be listed on any securities exchange. Currently, there is no public market for the notes.
Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 7 of the accompanying prospectus.
	Per Note	Total
Public offering price(1)	99.962%	$649,753,000
Underwriting discount	0.650%	$4,225,000
Proceeds, before expenses, to L3Harris Technologies, Inc.	99.312%	$645,528,000
(1)	Plus accrued interest, if any, from November 25, 2020, if settlement occurs after this date.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the notes to purchasers in book-entry form only through the facilities of The Depository Trust Company for the benefit of its direct and indirect participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, on or about November 25, 2020, which is the tenth business day following the date of the pricing of the notes (such settlement cycle being referred to as “T+10”). Purchasers of the notes should note that trading of the notes may be affected by this settlement date.
Joint Book-Running Managers
Barclays	HSBC	J.P. Morgan	Morgan Stanley
BofA Securities	Citigroup	Wells Fargo Securities	Scotiabank	SMBC Nikko	TD Securities
Senior Co-Managers
Deutsche Bank Securities	Siebert Williams Shank	US Bancorp

Prospectus Supplement
Prospectus
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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus is in two parts. The first part is this prospectus supplement, which describes the specific terms of the notes we are currently offering and certain other matters relating to us and our financial condition. The second part is the accompanying prospectus dated September 18, 2019, which gives more general information about the securities that we may offer from time to time, some of which does not apply to the notes that we are currently offering. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus combined. The information in this prospectus supplement supersedes any inconsistent information included in the accompanying prospectus.
We have not, and the underwriters have not, authorized anyone to provide you with information other than the information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”) relating to this offering. We are not, and the underwriters are not, making an offer of these securities in any state where the offer is not permitted. The information which appears in this prospectus supplement, the accompanying prospectus, any free writing prospectus filed by us with the SEC relating to this offering and any documents incorporated by reference, may be accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of such information.
It is important for you to read and consider all information contained in, or incorporated by reference in, this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC relating to this offering in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents” in this prospectus supplement.
In this prospectus supplement and the accompanying prospectus, references to “company,” “we,” “us,” “our” and “L3Harris” refer to L3Harris Technologies, Inc. and do not include any of its subsidiaries in the context of the issuer of securities and the “Description of Notes.” In other contexts, references to “company,” “we,” “us,” “our” and “L3Harris” may also include subsidiaries of L3Harris.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” and accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website (http://www.sec.gov).
We maintain an Internet website at https://www.l3harris.com. We make available free of charge on or through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. We do not intend for information contained on or accessible through our website to be part of this prospectus supplement or accompanying prospectus, other than the documents that we file with the SEC that are expressly incorporated by reference into this prospectus supplement or the accompanying prospectus.
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
Some of the information that you may want to consider in deciding whether to invest in the notes is not included in this prospectus supplement or the accompanying prospectus, but rather is “incorporated by reference” herein or therein from certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in this prospectus supplement or the accompanying prospectus. The information incorporated by reference in this prospectus is considered part of this prospectus, except for any information that is updated or superseded, and contains important business and financial information. We incorporate by reference in this prospectus the following documents filed by us with the SEC (Commission File No. 001-03863):
(1)	our Transition Report on Form 10-KT for the fiscal transition period ended January 3, 2020;
(2)
our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Shareholders (solely those portions that were incorporated by reference into Part III of our Transition Report on Form 10-KT for the fiscal transition period ended January 3, 2020);

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(3)	our Quarterly Reports on Form 10-Q for the quarterly period ended April 3, 2020, for the quarterly period ended July 3, 2020 and for the quarterly period ended October 2, 2020; and
(4)
our Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the SEC on July 1, 2019 (Date of Report June 28, 2019) (first of two reports filed on July 1, 2019), on September 11, 2019 (Date of Report September 11, 2019), on February 4, 2020 (Date of Report February 4, 2020) (second of two reports filed on February 4, 2020), on March 4, 2020 (Date of Report March 4, 2020) (first of three reports filed on March 4, 2020), on March 4, 2020 (Date of Report March 4, 2020) (second of three reports filed on March 4, 2020), on March 4, 2020 (Date of Report March 4, 2020) (third of three reports filed on March 4, 2020), on March 13, 2020 (Date of March 13, 2020), on March 31, 2020 (Date of Report March 31, 2020), on April 7, 2020 (Date of Report April 2, 2020), on April 29, 2020 (Date of Report April 29, 2020), on May 4, 2020 (Date of Report May 4, 2020) (first of two reports filed on May 4, 2020), on May 4, 2020 (Date of Report May 4, 2020) (second of two reports filed on May 4, 2020), on May 5, 2020 (Date of Report May 5, 2020) (second of two reports filed on May 5, 2020) and on September 1, 2020 (Date of Report August 26, 2020).

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the end of the offering of the notes under this prospectus supplement, shall also be deemed to be incorporated by reference herein from the date of filing of such documents and reports, and will update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus.
We will provide without charge to each person to whom this prospectus has been delivered, including any beneficial owner of notes offered under this prospectus, upon the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or this prospectus. You should direct any such requests to us at the following address:
L3Harris Technologies, Inc.
1025 West NASA Boulevard
Melbourne, Florida 32919
Attention: Secretary
You may also request such documents by calling our Secretary at (321) 727-9100.
Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or to the documents incorporated by reference therein, each such statement being qualified in all material respects by such reference.
Any statement made in a document incorporated by reference or deemed incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains or incorporates by reference a number of forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by their use of forward-looking terminology, such as “may,” “could,” “would,” “should,” “will,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar expressions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Such forward-looking statements include, but are not limited to: our plans, strategies and objectives for future operations; new products, systems, technologies, services or developments; future economic conditions, performance or outlook; future political conditions; expectations
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regarding U.S. Government demand for our products and services; the outcome of contingencies; the potential level of share repurchases, dividends or pension contributions; potential acquisitions or divestitures; the value of contract awards and programs; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future, including expected COVID-19 related impacts in our Public Safety and Commercial Aviation Solutions sectors; and assumptions underlying any of the foregoing.
These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We caution readers not to rely on any forward-looking statements, which speak only as of the date made. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following:
•	The COVID-19 pandemic could have a material adverse effect on our business operations, financial condition, results of operations and cash flows.
•
We depend on U.S. Government customers for a significant portion of our revenue, and the loss of these relationships, a reduction in U.S. Government funding or a change in U.S. Government spending priorities could have an adverse impact on our business, financial condition, results of operations and cash flows.

•
We depend significantly on U.S. Government contracts, which often are only partially funded, subject to immediate termination, and heavily regulated and audited. The termination or failure to fund, or negative audit findings for, one or more of these contracts could have an adverse impact on our business, financial condition, results of operations and cash flows.

•
The U.S. Government’s budget deficit and the national debt, as well as any inability of the U.S. Government to complete its budget process for any government fiscal year and consequently having to shut down or operate on funding levels equivalent to its prior fiscal year pursuant to a “continuing resolution,” could have an adverse impact on our business, financial condition, results of operations and cash flows.

•
We could be negatively impacted by a security breach, through cyber attack, cyber intrusion, insider threats or otherwise, or other significant disruption of our IT networks and related systems or of those we operate for certain of our customers.

•	Our ability to successfully manage ongoing business and organizational changes could impact our business results.
•
Our results of operations and cash flows are substantially affected by our mix of fixed-price, cost-plus and time-and-material type contracts. In particular, our fixed-price contracts could subject us to losses in the event of cost overruns or a significant increase in inflation.

•	We use estimates in accounting for many of our programs, and changes in our estimates could adversely affect our future financial results.
•	We derive a significant portion of our revenue from international operations and are subject to the risks of doing business internationally, including fluctuations in currency exchange rates.
•	The level of returns on defined benefit plan assets, changes in interest rates and other factors could affect our financial condition, results of operations, cash flows and equity in future periods.
•	We may not be successful in obtaining the necessary export licenses to conduct certain operations abroad, and Congress may prevent proposed sales to certain foreign governments.
•
Disputes with our subcontractors or the inability of our subcontractors to perform, or our key suppliers to timely deliver our components, parts or services, could cause our products, systems or services to be produced or delivered in an untimely or unsatisfactory manner.

•	Our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners.
•	Our future success will depend on our ability to develop new products, systems, services and technologies that achieve market acceptance in our current and future markets.
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•	We participate in markets that are often subject to uncertain economic conditions, which makes it difficult to estimate growth in our markets and, as a result, future income and expenditures.
•
We cannot predict the consequences of future geo-political events, but they may adversely affect the markets in which we operate, our ability to insure against risks, our operations or our profitability.

•
Strategic transactions, including mergers, acquisitions and divestitures, involve significant risks and uncertainties that could adversely affect our business, financial condition, results of operations and cash flows.

•
The outcome of litigation or arbitration in which we are involved from time to time is unpredictable, and an adverse decision in any such matter could have a material adverse effect on our financial condition, results of operations, cash flows and equity.

•	We are subject to government investigations, which could have a material adverse effect on our business, financial condition, results of operations, cash flows and future prospects.
•
Third parties have claimed in the past and may claim in the future that we are infringing directly or indirectly upon their intellectual property rights, and third parties may infringe upon our intellectual property rights.

•	Our commercial aviation products, systems and services business is affected by global demand and economic factors that could negatively impact our financial results.
•	We face certain significant risk exposures and potential liabilities that may not be covered adequately by insurance or indemnity.
•	Changes in our effective tax rate may have an adverse effect on our results of operations.
•
Our level of indebtedness and our ability to make payments on or service our indebtedness and our unfunded defined benefit plans liability may adversely affect our financial and operating activities or our ability to incur additional debt.

•	A downgrade in our credit ratings could materially adversely affect our business.
•	Unforeseen environmental issues could have a material adverse effect on our business, financial condition, results of operations and cash flows.
•	We have significant operations in locations that could be materially and adversely impacted in the event of a natural disaster or other significant disruption.
•
Changes in future business or other market conditions could cause business investments and/or recorded goodwill or other long-term assets to become impaired, resulting in substantial losses and write-downs that would adversely affect our results of operations.

•	We must attract and retain key employees, and any failure to do so could seriously harm us.
•	Some of our workforce is represented by labor unions, so our business could be harmed in the event of a prolonged work stoppage.
•
We may fail to realize all of the anticipated benefits of the L3Harris Merger or those benefits may take longer to realize than expected. We may also encounter significant difficulties in integrating the businesses.

•	Certain business uncertainties arising from the L3Harris Merger could adversely affect our businesses and operations.
•	We have incurred and will incur direct and indirect costs as a result of the L3Harris Merger.
The following also may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements: the items identified under “Risk Factors” in this prospectus supplement; risk factors relating to L3Harris that are incorporated by reference in this prospectus from L3Harris’ Transition Report on Form 10-KT for the fiscal transition period ended January 3, 2020, and Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2020, under the heading “Risk Factors”; and risk factors included in other filings we may make from time to time with the SEC.
We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.
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SUMMARY
This summary highlights selected information about our company and the offering and may not contain all of the information that is important to you. To better understand this offering, you should read the entire prospectus carefully, as well as those additional documents to which we refer you. See “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”
L3Harris
L3Harris Technologies, Inc., together with its subsidiaries, is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs, with approximately 48,000 employees and customers in more than 100 countries. We provide advanced defense and commercial technologies across air, land, sea, space and cyber domains.
On October 12, 2018, L3Harris, formerly known as Harris Corporation (“Harris”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with L3 Technologies, Inc. (“L3”) and Leopard Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Harris (“Merger Sub”). On June 29, 2019, upon the terms set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, Merger Sub merged with and into L3 (the “L3Harris Merger”). At the effective time of the L3Harris Merger, the separate corporate existence of Merger Sub ceased, and L3 continued its existence under Delaware law as the surviving corporation in the L3Harris Merger and a direct wholly-owned subsidiary of Harris, which was renamed “L3Harris Technologies, Inc.” upon the consummation of the L3Harris Merger.
We structure our operations primarily around the products, systems and services we sell and the markets we serve. We implemented a new organizational structure effective as of June 29, 2019, which resulted in changes to our operating segments, which are also reportable segments and referred to as our business segments:
•
Integrated Mission Systems, including multi-mission intelligence, surveillance and reconnaissance and communication systems; integrated electrical and electronic systems for maritime platforms; and advanced electro-optical and infrared solutions;

•	Space and Airborne Systems, including space payloads, sensors and full-mission solutions; classified intelligence and cyber defense; avionics; and electronic warfare;
•	Communication Systems, including tactical communications; broadband communications; integrated vision solutions; and public safety; and
•	Aviation Systems, including defense aviation products; commercial aviation products; commercial and military pilot training; and mission networks for air traffic management.
Change in Fiscal Year
Through fiscal 2019, our fiscal years ended on the Friday nearest June 30. Commencing June 29, 2019, our fiscal year ends on the Friday nearest December 31, and the period that commenced on June 29, 2019, was a fiscal transition period that ended on January 3, 2020 (the “Fiscal Transition Period”).
Recent Developments
The ongoing novel COVID-19 strain of coronavirus (“COVID-19”) pandemic and attempts to contain it, such as mandatory closures, “shelter-in-place” orders and travel and quarantine restrictions, have caused significant disruptions and adverse effects on the U.S. and global economies, such as impacts to supply chains, customer demand, international trade and capital markets. Our response has involved increasing our focus on keeping our employees safe while striving to maintain continuity of operations, meet customer commitments and support suppliers. For example, we instituted work-from-home (for employees who are able to work remotely) and social distancing arrangements; canceled travel and external events; procured personal protective equipment for employees; implemented health screening procedures at all facilities; staggered work shifts, redesigned work stations, implemented stringent cleaning protocols and initiated more detailed safety precautions and protocols for on-site work, such as daily health assessments and mandatory face coverings, which currently remain in effect. We have also maintained an active dialogue with key suppliers and developed plans to mitigate supply chain risks. We have allowed certain essential business travel to resume, and we continue to expect to utilize a phased approach based on local conditions for transitioning employees from work-from-home arrangements to on-site work. The U.S. Government response to the COVID-19 pandemic has included identifying the Defense Industrial Base as a Critical Infrastructure Sector and enhancing cash flow and liquidity for the Defense Industrial Base, such as by increasing progress payments and accelerating contract awards. As a part of the Defense Industrial Base, these actions have enabled us to keep our U.S. production facilities largely operational in support of national security commitments to U.S. Government customers and to accelerate payments to small business suppliers, which we expect to continue while the U.S. Government’s responsive actions remain in effect.
Although we believe that the large percentage of our revenue, earnings and cash flow that is derived from sales to the U.S. Government, whether directly or through prime contractors, will be relatively predictable, in part due to the responsive actions taken by the U.S. Government described above, our commercial, international and public safety businesses are at a higher risk of adverse impacts related to the COVID-19 pandemic. For example, the severe decline in global air traffic from travel restrictions and the resulting downturn in the commercial aviation market and its impact on customer operations has significantly reduced demand for flight training, flight simulators and commercial avionics products in our Aviation Systems segment’s Commercial Aviation Solutions sector. As a result, we temporarily closed some of our flight training facilities, initiated restructuring and other actions to align our resources with the outlook for the commercial aviation market (including workforce reduction and facility consolidation) and have recognized $397 million of charges for impairment of goodwill and other assets and other COVID-19-related impacts in the first three quarters of fiscal 2020.
The extent of these disruptions and impacts, including on our ability to perform under U.S. Government contracts and other contracts within agreed timeframes and ultimately on our results of operations and cash flows, will depend on future developments, including the severity and duration of the pandemic and associated containment and mitigation actions taken by the U.S. Government, state and local government officials and international governments, and consequences thereof, and global air traffic demand and governmental subsidies to airlines, all of which are uncertain and unpredictable.
The impact of COVID-19 may also exacerbate other risks discussed in Item 1A. “Risk Factors” of our Fiscal Transition Period Form 10-KT, any of which could have a material effect on us. We continue to work with our customers, employees, suppliers, subcontractors, distributors, resellers and communities to address the impact of the pandemic. We continue to assess possible implications to our business, supply chain and customers, and to take actions in an effort to mitigate adverse consequences. For further information regarding the impact, and the risks of the impact, of COVID-19 on the Company, see “Risk Factors”.
Corporate Information
L3Harris Technologies, Inc. was incorporated in Delaware in 1926 as the successor to three companies founded in the 1890s. Our principal executive offices are located at 1025 West NASA Boulevard, Melbourne, Florida 32919, and our telephone number is (321) 727-9100. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “LHX.”

The Offering
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of Notes” and the section of the accompanying prospectus entitled “Description of Debt Securities.”
Issuer
L3Harris Technologies, Inc.
Notes Offered
$650,000,000 aggregate principal amount of 1.800% notes due 2031.
Maturity Date
Unless earlier redeemed or repurchased by us, the notes will mature on January 15, 2031.
Interest Rate and Interest Payment Dates
1.800% per year on the principal amount of the notes. Interest on the notes is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2021. Interest will accrue from November 25, 2020.
Optional Redemption
At any time and from time to time prior to October 15, 2030 (the date that is three months prior to the maturity date), we may redeem the notes, in whole or in part, at our option, at the applicable “make-whole” redemption price, plus accrued interest on the principal amount of the notes being redeemed to, but not including, the redemption date of the notes being redeemed.
At any time and from time to time on or after October 15, 2030 (the date that is three months prior to the maturity date), we may redeem the notes, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued interest on the principal amount of the notes being redeemed to, but not including, the redemption date of the notes being redeemed.
See “Description of Notes—Optional Redemption.”
Repurchase upon Change of Control Repurchase Event
If we experience a Change of Control Repurchase Event (as defined in “Description of Notes—Repurchase upon Change of Control Repurchase Event”), we will be required, unless we have previously exercised our right to redeem the notes, to offer to repurchase the notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the date of repurchase. See “Description of Notes—Repurchase upon Change of Control Repurchase Event.”
Ranking
The notes will be unsecured and unsubordinated and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of L3Harris from time to time outstanding. See “Use of Proceeds,” “Capitalization” and “Description of Notes—Ranking of Notes.” The notes will be effectively subordinated to the claims of creditors of our subsidiaries, including trade creditors, and to any future claims of secured lenders to L3Harris with respect to assets securing their loans. See “Risk Factors—The notes are structurally subordinated to the liabilities of our subsidiaries” and “—The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.”
Covenants
We will issue the notes under an existing senior indenture dated as of September 3, 2003 containing covenants for your benefit. These covenants require us to satisfy certain conditions in order to incur certain debt secured by liens, engage in sale/leaseback transactions or merge or consolidate with another entity. For a more detailed discussion of these covenants, see “Description of Debt Securities” in the accompanying prospectus.
Use of Proceeds
We intend to use the net proceeds from the sale of notes in this offering, together with cash on hand, to fund the redemption in full of all of the $650 million aggregate principal amount of our 4.950% Senior Notes due February 15, 2021 (approximately $501 million of which was issued by us and approximately $149 million of which was issued by our subsidiary, L3) and to pay accrued interest, fees and expenses associated with such redemption, and for general corporate purposes. This prospectus supplement is not a notice of redemption with respect to such notes. See “Use of Proceeds.”
Trustee, Paying Agent and Security Registrar
The Bank of New York Mellon Trust Company, N.A.
Further Issuances
We may from time to time, without the consent of the holders of the notes, issue additional senior debt securities, having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby except for the issue price and issue date and, in some cases, the first interest payment date and the initial interest accrual date. See “Description of Notes—Further Issuances.”
No Listing
We do not intend to list the notes on any securities exchange. The notes will be a new issue of securities for which there currently is no public market. There can be no assurance such public market will ever be established. See “Risk Factors—There is no established public trading market for the notes.”
Risk Factors
Any investment in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 7 of the accompanying prospectus.

RISK FACTORS
An investment in the notes involves risk. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors relating to the notes and the offering, as well as the risk factors relating to our business generally and other important matters included in the risk factors in our Transition Report on Form 10-KT for the Fiscal Transition Period, and Quarterly Report on Form 10-Q for the quarterly period ended October 2, 2020, under the heading “Risk Factors” and in other filings we may make from time to time with the SEC. You should also refer to the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. The market or trading price of the notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.
Risks Related to COVID-19
The COVID-19 pandemic could have a material adverse effect on our business operations, financial condition, results of operations and cash flows.
In March 2020, COVID-19 was recognized as a pandemic by the World Health Organization and declared a national emergency by the U.S. Government. We are closely monitoring the impact of the ongoing COVID-19 pandemic on all aspects of our business and geographies, including how it is impacting our workforce, communities, suppliers, subcontractors, distributors, resellers and customers. The COVID-19 pandemic has created significant volatility, uncertainty and economic disruption, which has adversely affected certain of our business operations, may further adversely affect our business operations and may materially and adversely affect our financial condition, results of operations, cash flows and equity.
In addition to volatility in the overall demand environment for our products, systems and services, we have restricted the operations of our facilities in certain aspects, and we may continue to or further restrict operations if we deem it necessary or if recommended or mandated by governmental authorities, which would have a further adverse impact on us. For example, we have temporarily closed some of our flight training facilities in Europe and several other locations and implemented certain travel restrictions, which have disrupted how we operate our business, and we have also recognized $3 million and $397 million of charges for impairment of goodwill and other assets and other COVID-19-related impacts in the quarter and three quarters ended October 2, 2020, respectively. The COVID-19 pandemic may also impact our supply chains, including the ability of suppliers and vendors to provide their products and services to us.
Further, our management is focused on mitigating the effects of COVID-19, which has required and will continue to require, a large investment of time and resources across our enterprise and will delay other value-added services or initiatives. Additionally, many of our employees are currently working remotely. Given the nature of the pandemic, it remains uncertain when and on what scale our employees that are working remotely will return to work in person. An extended period of remote work arrangements could strain our business continuity plans, introduce operational risk, including but not limited to cyber security risks, and impair our ability to manage our business.
COVID-19-related costs for us and our suppliers could be significant and we are seeking reimbursement of COVID-19-related costs under our U.S. Government contracts through a combination of equitable adjustments to the contract price and reimbursement of the costs under Section 3610 of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), which allows federal agencies to reimburse contractors at the minimum applicable contract billing rate for costs arising from certain paid leave, including sick leave, a contractor provides to keep its employees or subcontractors in a ready state, including to protect the life and safety of government and contractor personnel through September 30, 2020. Reimbursement of any costs under Section 3610 of the CARES Act would increase sales, but is not expected to be at a profit or fee and, thus, would have the effect of reducing our margins in future periods. These cost increases, including costs for employees whose jobs cannot be performed remotely, may not be fully recoverable under our contracts, particularly fixed-price contracts, or adequately covered by insurance. We also have no assurance that Congress will appropriate funds to cover the reimbursement of defense contractors as authorized by the CARES Act, which could reduce funds available for other U.S. Government defense priorities.

If our responses to the pandemic are unsuccessful, or if customers do not perceive our response to be adequate for the United States or our international markets, we could suffer damage to our reputation, which could adversely affect our business.
The extent to which the COVID-19 pandemic further impacts us will depend on numerous evolving factors and future developments that we are not able to predict, including: the severity and transmission rate of the virus; the ultimate geographic spread of the virus; the duration of the pandemic; the extent and effectiveness of containment and mitigation actions, including in respect of resurgences of COVID-19 infection in affected regions after they have begun to experience improvement; governmental, business and other actions (which could include limitations on our operations or mandates to provide products, systems or services); the impacts on our supply chain; the impact of the pandemic on economic activity; the extent and duration of the effect on customer demand and buying patterns; the effects of additional business or facility closures or other changes to our operations; the health of and the effect on our workforce and our ability to meet staffing needs in our businesses and facilities, particularly if members of our workforce are quarantined as a result of exposure; any impairment in value of our tangible or intangible assets which could be recorded as a result of a weaker economic conditions; and the potential effects on our internal controls, including those over financial reporting, as a result of changes in working environments such as shelter-in-place and similar orders that are applicable to our employees and business partners, among others. In addition, disruptions or turmoil in the credit or financial markets or impacts on our credit ratings from the pandemic could adversely affect our ability to access capital on favorable terms and continue to meet our liquidity needs, all of which are highly uncertain and cannot be predicted.
In addition, we cannot predict the extent of the impact that COVID-19 will have on our workforce, communities, suppliers, subcontractors, distributors, resellers or customers, and each of their financial conditions; however, any material effect on these parties could adversely impact us. The impact of COVID-19 may also exacerbate other risks discussed in Item 1A. “Risk Factors” of our Fiscal Transition Period Form 10-KT and our other SEC filings, any of which could have a material effect on us. This situation continues to evolve, sometimes rapidly, and additional impacts may arise that we are not aware of currently.
Risks Related to the Offering
The notes are structurally subordinated to the liabilities of our subsidiaries.
The notes are our obligations exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the notes). Consequently, the notes will be effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish. At October 2, 2020, our subsidiary, L3, had approximately $329 million in aggregate principal amount of outstanding long-term debt.
The notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.
The notes are our unsecured general obligations, ranking equally with other senior unsecured indebtedness. The senior indenture governing the notes permits us and our subsidiaries to incur additional debt, including secured debt, subject to certain limited covenants. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes and our other unsecured and unsubordinated creditors in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then-outstanding would remain unpaid.
There are limited covenants in the senior indenture governing the notes.
The senior indenture governing the notes contains limited covenants, including those restricting our ability and certain of our subsidiaries’ ability to incur certain debt secured by liens and engage in sale/leaseback transactions. The limitations on incurring debt secured by liens and sale/leaseback transactions contain certain exceptions. The covenants in the senior indenture do not limit the amount of additional debt we may incur and do not require us to maintain any financial ratios or specific levels of net worth, revenue, income, cash flows or liquidity. See “Description of Debt Securities—Additional Terms Applicable to Senior Debt Securities” in the accompanying prospectus. In light of these exceptions, holders of the notes may be effectively subordinated to any new debt we may incur.
There is no established public trading market for the notes.
The notes will constitute a new issue of securities with no established trading market. If a trading market does not develop or is not maintained, holders of notes may find it difficult or impossible to resell their notes. If a trading market were to develop, the notes may trade at prices that are higher or lower than their initial offering price, depending on many factors, including prevailing interest rates, our operating results and financial condition and the market for similar securities. The underwriters are not obligated to make a market in the notes, and if they do so, they may discontinue any market-making activity at any time without notice. Accordingly, there can be no assurance regarding any future development or sustainment of a trading market for the notes or the ability of holders of the notes to sell their notes at all or the price at which such holders may be able to sell their notes.
Changes in our credit ratings or the financial and credit markets could adversely affect the market price of the notes.
The market price of the notes will be based on a number of factors, including:
•	our ratings with major credit rating agencies;
•	the prevailing interest rates being paid by companies similar to us;
•	our operating results, financial condition, financial performance and future prospects; and
•	the overall condition of the financial and credit markets.
We cannot be sure that credit rating agencies will maintain their ratings on the notes. Credit rating agencies continually review their ratings for the companies that they follow, including us, and revise those ratings as they believe warranted. The credit rating agencies also evaluate the aerospace and defense and communications industries as a whole and may change their credit rating for us based on their overall view of our businesses, including the prospects for our major end user markets. We cannot be sure that credit rating agencies will maintain their ratings on the notes. A negative change in our credit ratings could have an adverse effect on the price of the notes.
In addition, the condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. In the past, there have been significant disruptions in the global economy, including volatile credit and capital market conditions. Fluctuations in these factors or a worsening of market conditions could have an adverse effect on the price of the notes.
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity. We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the notes.
We may not be able to repurchase the notes upon a change of control.
Upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of Notes—Repurchase upon Change of Control Repurchase Event”) each holder of the notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. Substantially all of our other outstanding senior notes have a substantially similar change of control repurchase feature. If we experience a Change of Control Repurchase Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the notes. Our failure to repurchase the notes as required would result in a default under the senior indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of Notes—Repurchase upon Change of Control Repurchase Event” in this prospectus supplement.

CAPITALIZATION
The following table sets forth our capitalization as of October 2, 2020 on an actual basis and as adjusted after giving effect to this offering and the use of proceeds therefrom. You should read the data set forth in the table below in conjunction with “Use of Proceeds” contained elsewhere in this prospectus supplement and with our unaudited condensed consolidated financial statements as of and for the quarter and three quarters ended October 2, 2020 and the information under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended October 2, 2020, as well as our audited consolidated financial statements as of the end of and for the Fiscal Transition Period and the information under the caption “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Transition Report on Form 10-KT for the Fiscal Transition Period, in each case incorporated by reference into this prospectus supplement.
	At October 2, 2020
	Actual	As Adjusted(1)
	(in millions)
Cash and cash equivalents	$1,341	$1,323
Short-term debt (including current portion of long-term debt)	$668	$10
Long-term debt:
Variable-rate debt:
Floating rate notes, due March 2023	$250	$250
Revolving credit facility	—
Fixed-rate debt:
4.950% notes, due February 2021(2)	650	—
3.85% notes, due June 2023(3)	800	800
3.95% notes, due May 2024(4)	350	350
3.832% notes, due April 2025	600	600
7.0% debentures, due January 2026	100	100
3.85% notes, due December 2026(5)	550	550
6.35% debentures, due February 2028	26	26
4.40% notes, due June 2028(6)	1,850	1,850
2.900% notes, due December 2029	400	400
1.800% notes, due January 2031, offered hereby	—	650
4.854% notes, due April 2035	400	400
6.15% notes, due December 2040	300	300
5.054% notes, due April 2045	500	500
Other	51	51
Less: current portion of long-term debt	(666)	(8)
Total long-term debt	6,161	6,819
Plus: unamortized bond premium, discounts and debt issuance costs, net	100	91
Total long-term debt, net(7)	6,261	6,910
Total debt(7)	6,929	6,920
Total equity	21,439	21,441
Total capitalization	$28,368	$28,361
(1)
Adjustment includes net proceeds of $643 million from the sale of notes in this offering (after deducting the underwriting discount and our estimated offering expenses) and gives effect to the intended use of proceeds of this offering, together with cash on hand, to fund the redemption in full of all of the $650 million aggregate principal amount of our 4.950% Senior Notes due February 15, 2021 (approximately $501 million of which was issued by us and approximately $149 million of which was issued by our subsidiary, L3) and to pay accrued interest, fees and expenses associated with such redemption, and for general corporate purposes.

(2)	Includes approximately $149 million in aggregate principal amount of outstanding long-term debt of our subsidiary, L3.
(3)	Includes approximately $59 million in aggregate principal amount of outstanding long-term debt of our subsidiary, L3.
(4)	Includes approximately $24 million in aggregate principal amount of outstanding long-term debt of our subsidiary, L3.
(5)	Includes approximately $15 million in aggregate principal amount of outstanding long-term debt of our subsidiary, L3.
(6)	Includes approximately $82 million in aggregate principal amount of outstanding long-term debt of our subsidiary, L3.
(7)	Debt amounts are presented net of unamortized bond premium, discounts and debt issuance costs.

USE OF PROCEEDS
We estimate that net proceeds to us from this offering will be approximately $643 million from the sale of the notes in this offering (after deducting the underwriting discount and our estimated offering expenses). We intend to use the net proceeds from the sale of the notes in this offering, together with cash on hand, to fund the redemption in full of all of the $650 million aggregate principal amount of our 4.950% Senior Notes due February 15, 2021 (approximately $501 million of which was issued by us and approximately $149 million of which was issued by our subsidiary, L3) and to pay accrued interest, fees and expenses associated with such redemption, and for general corporate purposes. This prospectus supplement is not a notice of redemption with respect to such notes. Pending application of the net proceeds from the sale of the notes in this offering, we anticipate that we will invest such net proceeds in interest-bearing instruments.
SELECTED FINANCIAL DATA
In the table below, we summarize our selected historical financial information for the three quarters ended October 2, 2020, the Fiscal Transition Period and each of the prior three fiscal years. The selected historical financial information shown below for the Fiscal Transition Period and two quarters ended December 28, 2018 and for fiscal years 2019, 2018 and 2017 has been derived from our audited consolidated financial statements, which are included in our Transition Report on Form 10-KT for the Fiscal Transition Period (except for certain balance sheet information as of December 28, 2018 and June 30, 2017). The selected historical financial information shown below as of October 2, 2020 and for the three quarters ended October 2, 2020 and September 27, 2019 has been derived from our unaudited interim condensed consolidated financial statements, which are included in our Quarterly Report on Form 10-Q for the quarter ended October 2, 2020, and includes, in the opinion of management, all normal and recurring adjustments necessary for a fair presentation of the results of these periods. Results for the three quarters ended October 2, 2020 are not necessarily indicative of results to be expected for the full fiscal year ending January 1, 2021.
The table below also shows a summary of selected unaudited pro forma condensed combined income statement information of the combined company, after giving effect to the L3Harris Merger, for the three quarters ended September 27, 2019 and two quarters ended December 28, 2018, which is prepared using the acquisition method of accounting with Harris as the accounting acquirer of L3. The unaudited pro forma condensed combined statement of income for the three quarters ended September 27, 2019 and two quarters ended December 28, 2018 incorporates historical results of operations of Harris and L3 for certain periods prior to the L3Harris Merger and has been prepared to reflect the merger as if it had occurred on June 30, 2018, the first day of Harris’ fiscal year 2019, and gives effect to pro forma events that are (a) directly attributable to the L3Harris Merger, (b) factually supportable and (c) expected to have a continuing impact on our results of operations.
The selected unaudited pro forma condensed combined income statement information has been prepared for illustrative purposes only and is not necessarily indicative of what the combined company’s operating results actually would have been had the L3Harris Merger been completed on June 30, 2018. The selected unaudited pro forma condensed combined income statement information does not purport to project the future operating results of the combined company. The unaudited pro forma condensed combined statement of income does not reflect events that have occurred or future events that may occur after the L3Harris Merger, including, but not limited to, the anticipated realization of ongoing savings from operating synergies and certain one-time charges we have incurred or expect to incur in connection with the L3Harris Merger.
The selected unaudited pro forma condensed combined income statement information has been developed from and should be read in conjunction with the “Supplemental Unaudited Pro Forma Condensed Combined Income Statement Information” and the notes related thereto in our Quarterly Report on Form 10-Q for the quarter ended October 2, 2020 under the heading “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our Transition Report on Form 10-KT for the Fiscal Transition Period under the heading “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Reported							Pro Forma Combined
	Three Quarters Ended		Two Quarters Ended		Fiscal Years Ended			Three Quarters Ended	Two Quarters Ended
(in millions)	October 2, 2020	September 27, 2019	January 3, 2020	December 28, 2018	June 28, 2019	June 29, 2018	June 30, 2017	September 27, 2019**	December 28, 2018
Consolidated Statement of Income Information*:
Revenue from product sales and services	$13,534	$8,024	$9,263	$3,208	$6,801	$6,168	$5,897	$13,265	$8,404
Cost of product sales and services	(9,625)	(5,604)	(6,726)	(2,105)	(4,467)	(4,066)	(3,854)	(9,423)	(5,939)
Engineering, selling and administrative expenses	(2,484)	(1,658)	(1,927)	(583)	(1,242)	(1,182)	(1,150)	(2,706)	(1,598)
Income from continuing operations	904	947	835	441	953	702	628	1,252	760
Consolidated Balance Sheet Information* (as of):
Cash and cash equivalents	$1,341	$1,001	$824	$343	$530	$288	$484
Total assets	37,145	38,947	38,336	9,852	10,117	9,851	10,112
Total liabilities	15,706	16,022	15,592	6,440	6,754	6,573	7,209
Total equity	21,439	22,925	22,744	3,412	3,363	3,278	2,903
*
The above historical financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Transition Report on Form 10-KT for the Fiscal Transition Period and our Quarterly Report on Form 10-Q for the quarter ended October 2, 2020, which is intended to assist in an understanding of our financial condition and results of operations.

**
Reflects the combined historical results of operations of Harris and L3 for the two quarters ended June 28, 2019 and, after the L3Harris Merger on June 29, 2019, the reported results of operations of the combined Company, L3Harris, for the quarter ended September 27, 2019.

DESCRIPTION OF NOTES
The following description of the particular terms of the notes supplements the description of the general terms of the debt securities set forth under the heading “Description of Debt Securities” in the accompanying prospectus. If the descriptions are inconsistent, the information in this prospectus supplement replaces the information in the accompanying prospectus with respect to the notes. Capitalized terms used in this prospectus supplement that are not otherwise defined have the meanings given to them in the accompanying prospectus. The following statements with respect to the notes are summaries of the provisions of the notes and the senior indenture. We urge you to read the documents in their entirety because they, and not this description, will define your rights as holders of the notes.
General
L3Harris Technologies, Inc., a Delaware corporation, will issue $650,000,000 aggregate principal amount of 1.800% notes due 2031.
The notes will be issued under our senior indenture, dated as of September 3, 2003, between L3Harris Technologies, Inc. and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. L3Harris (together with its subsidiary, L3) has previously issued $650 million aggregate principal amount of 4.950% Senior Notes due February 15, 2021, $250 million aggregate principal amount of Floating Rate Notes due March 2023, $800 million aggregate principal amount of 3.85% Notes due June 2023, $350 million aggregate principal amount of 3.95% Notes due May 2024, $600 million aggregate principal amount of 3.832% Notes due April 2025, $550 million aggregate principal amount of 3.85% Notes due December 2026, $1,850 million aggregate principal amount of 4.400% Notes due June 2028, $400 million aggregate principal amount of 2.900% Notes due December 2029, $400 million aggregate principal amount of 4.854% Notes due April 2035, $300 million aggregate principal amount of 6.15% Notes due December 2040 and $500 million aggregate principal amount of 5.054% Notes due April 2045 under the senior indenture. L3Harris also currently has outstanding $100 million aggregate principal amount of 7.0% debentures due January 2026 and $25.8 million aggregate principal amount of 6.35% debentures due February 2028. As described under the heading “Use of Proceeds,” we intend to use the proceeds from the sale of notes in this offering, together with cash on hand, to fund the redemption in full of all of the $650 million aggregate principal amount of our 4.950% Senior Notes due February 15, 2021 (approximately $501 million of which was issued by us and approximately $149 million of which was issued by our subsidiary, L3) and to pay accrued interest, fees and expenses associated with such redemption, and for general corporate purposes. This prospectus supplement is not a notice of redemption with respect to such notes.
The notes will constitute a new series under the senior indenture. You can obtain copies of the senior indenture by following the directions described under the heading “Where You Can Find More Information.”
The trustee, through its corporate trust office in Jacksonville, Florida (in such capacity, the “paying agent”) will act as our paying agent and security registrar with respect to the notes. The current location of such corporate trust office is 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256. The paying agent maintains an office in the Borough of Manhattan, the City and State of New York, located at 240 Greenwich Street, New York, New York 10286. So long as the notes are issued in the form of a global security, payments of principal, interest and premium, if any, will be made by us through the paying agent to The Depository Trust Company.
The notes are a series of U.S. dollar-denominated senior debt securities as described in the accompanying prospectus. There is no limit on the aggregate principal amount of senior debt securities that we may issue under the senior indenture.
We will issue the notes in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.
The notes will not be entitled to any sinking fund.
Principal, Interest and Maturity
The notes offered will be issued in an aggregate principal amount of $650,000,000. The notes will bear interest at 1.800% per year and, unless earlier redeemed or repurchased by us, will mature on January 15, 2031. Interest on the notes will accrue from November 25, 2020. Interest on the notes will be payable semi-annually in arrears on January 15 and July 15 of each year (each, an “Interest Payment Date”), commencing on July 15, 2021, to the persons in whose names the notes are registered at the close of business on the preceding January 1 or July 1 (whether or not a business day), as the case may be; however, interest payable on an Interest Payment Date that falls on a day that is not a business day, will be paid on the next succeeding business day, and interest payable at maturity will be paid to the person to whom principal is payable (i.e., the holder on the maturity date).
Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Further Issuances
We may from time to time, without the consent of the holders of the notes, issue additional senior debt securities, having the same ranking and the same interest rate, maturity and other terms as the notes offered hereby except for the issue price and issue date and, in some cases, the first interest payment date and the initial interest accrual date, provided that if any such additional senior debt securities are not fungible with the notes offered hereby for U.S. federal income tax purposes, such additional senior debt securities will be issued with a separate CUSIP number. Any such additional senior debt securities will, together with the then-outstanding notes, constitute a single class of notes under the senior indenture, and as such will vote together on matters under the senior indenture.
Ranking of Notes
The notes will be unsecured and unsubordinated and will rank equally in right of payment with all other unsecured and unsubordinated indebtedness of L3Harris Technologies, Inc. from time to time outstanding. As of October 2, 2020, without giving effect to this offering or the use of proceeds therefrom, we had a carrying value of approximately $6,927 million of long-term debt and current maturities of long-term debt, all of which was unsecured indebtedness that would rank equally with the notes.
Optional Redemption
At any time and from time to time prior to the Par Call Date (as defined below), we may redeem the notes, in whole or in part, at our option, at a “make-whole” redemption price equal to the greater of:
(1)	100% of the principal amount of the notes being redeemed; and
(2)
the sum of the present values of the remaining scheduled payments of principal and interest (other than interest accruing to the date of redemption and assuming for these purposes that the notes matured on the Par Call Date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 15 basis points.

In each case, we will pay accrued interest on the principal amount of the notes being redeemed to, but not including, the redemption date of the notes being redeemed.
At any time and from time to time on or after the Par Call Date, we may redeem the notes, in whole or in part, at our option, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued interest on the principal amount of the notes being redeemed to, but not including, the redemption date of the notes being redeemed.
“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes being redeemed, and assuming for these purposes that the notes matured on the Par Call Date (“Remaining Life”), that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such notes.
“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.
“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.
“Par Call Date” means October 15, 2030 (the date that is three months prior to the maturity date).
“Reference Treasury Dealer” means each of Barclays Capital Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities, LLC and Morgan Stanley & Co. LLC and, in each case, their respective successors,

provided, however, that if any of the foregoing ceases to be a primary U.S. government securities dealer in New York City, we will appoint another primary U.S. government securities dealer in New York City as a substitute.
“Reference Treasury Dealer Quotations” means, for each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. New York City time on the third business day preceding the redemption date for the notes being redeemed.
“Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue; provided, however, that if no maturity is within three months before or after the Remaining Life of the notes to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.
If we elect to redeem less than all of the notes, then the trustee will select the particular notes to be redeemed in such manner that complies with applicable legal and securities exchange requirements, if any, and that it deems appropriate and fair; provided, that if the notes are represented by one or more global securities, beneficial interests in such notes will be selected for redemption by The Depository Trust Company in accordance with its standard procedures therefor.
Notice of any optional redemption will be delivered at least 30 days but not more than 60 days before the date of redemption to each holder of the notes to be redeemed. The notice of such redemption will state, among other things, the amount of notes to be redeemed, the redemption date, the manner of calculating the redemption price and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the notes or the portions called for redemption.
Repurchase upon Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs with respect to the notes, unless we have previously exercised our right to redeem the notes as described above, we will make an offer to each holder of notes to repurchase all or any part (in a principal amount of $2,000 or an integral multiple of $1,000 above that amount) of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes being repurchased plus any accrued and unpaid interest on the notes being repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control (as defined below), but after the public announcement of an impending Change of Control, we will deliver a notice to each holder of notes, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered. The notice shall, if delivered prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice.
We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, we will, to the extent lawful:
•	accept for payment all notes or portions of notes (in a principal amount of $2,000 or an integral multiple of $1,000 above that amount) properly tendered pursuant to our offer;
•	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all notes or portions of notes properly tendered; and
•	deliver or cause to be delivered to the trustee the notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of notes being repurchased by us.
The paying agent will promptly deliver or arrange for delivery to each holder of notes properly tendered the repurchase price for such holder’s notes being repurchased, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each such holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 above that amount.
We will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. Notwithstanding anything to the contrary herein, an offer to repurchase the notes upon a Change of Control Repurchase Event may be made in advance of such Change of Control Repurchase Event, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the offer.
We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.
The definitions of “Change of Control Repurchase Event” and “Change of Control,” along with the definitions of other terms used with initial capitalized letters in the definition of “Change of Control Repurchase Event” and “Change of Control,” are set forth below for your reference:
“Below Investment Grade Rating Event” means the rating for the notes is lowered to below Investment Grade by both Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies as a result of such Change of Control); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if any of the Rating Agencies making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the trustee in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
(1)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries taken as a whole to any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

(2)	the adoption by the holders of our Voting Stock of a plan relating to our liquidation or dissolution;

(3)	the first day during any period of 24 consecutive months on which a majority of the members of our Board of Directors are not Continuing Directors; or
(4)
consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our wholly-owned subsidiaries, becomes the beneficial owner, directly or indirectly, of more than 50% of the then-outstanding number of shares of our Voting Stock, measured by voting power rather than number of shares; provided that a merger shall not constitute a “change of control” under this definition if (i) the sole purpose of the merger is our reincorporation in another state and (ii) our shareholders and the number of shares of our Voting Stock, measured by voting power and number of shares, owned by each of them immediately before and immediately following such merger are identical.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, transfer, conveyance or other disposition of less than all of our properties or assets and those of our subsidiaries taken as a whole to another person or group may be uncertain.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Continuing Director” means, as of any date of determination, any member of our Board of Directors (1) who was a member of such Board of Directors on the date of the issuance of the notes; (2) who was nominated for election or elected to such Board of Directors with the approval of the individuals referred to in clause (1) above constituting at the time of such nomination or election at least a majority of the Board of Directors (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee recommended by the Continuing Directors for election as a director); or (3) whose nomination or election was approved by individuals referred to in clauses (1) and (2) above constituting at the time of such nomination or election at least a majority of the Board of Directors.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by us.
“Moody’s” means Moody’s Investors Service Inc., and its successors.
“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by us as a replacement agency for Moody’s or S&P, as the case may be.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.
“Voting Stock” means, with respect to any person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such person, even if the right so to vote has been suspended by the happening of such a contingency.
Covenants
The covenants in the senior indenture described under “Description of Debt Securities—Additional Terms Applicable to Senior Debt Securities” in the accompanying prospectus will apply to the notes.
Events of Default
The default provisions of the senior indenture described under “Description of Debt Securities—Events of Default, Notice and Waiver” in the accompanying prospectus will apply to the notes.

Consolidation, Merger and Sales of Assets
The provisions of the senior indenture described under “Description of Debt Securities—Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets” in the accompanying prospectus will apply to the notes.
Modification of Indenture
The modification and amendment provisions of the senior indenture described under “Description of Debt Securities—Modification of the Indentures” in the accompanying prospectus will apply to the notes.
Defeasance
The discharge, defeasance and covenant defeasance provisions of the senior indenture described under “Description of Debt Securities—Satisfaction and Discharge; Defeasance” in the accompanying prospectus will apply to the notes. These provisions shall not apply to the “Repurchase upon Change of Control Repurchase Event” provision described above after a Change of Control Repurchase Event occurs.
Governing Law
The senior indenture and the notes are governed by and will be construed under the laws of the State of New York.
Book-Entry System
The following description of the operations of The Depository Trust Company (“DTC”), Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and subject to changes by them. We urge investors to contact these systems or their participants to discuss these matters directly with them.
DTC, New York, New York, will act as securities depositary for the notes. The notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. Subject to any requirement of DTC to issue multiple certificates, one fully-registered security certificate will be issued for the notes, in the aggregate principal amount of such issue, and will be deposited with DTC. Investors may elect to hold interests through either DTC (in the United States) or Clearstream or Euroclear (outside of the United States) if they are participants in these systems, or indirectly through organizations which are participants in these systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which in turn will hold these interests in customers’ securities accounts in the names of their respective U.S. depositaries on the books of DTC.
Transfers within DTC, Euroclear and Clearstream will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between investors who hold or who will hold any notes through DTC and investors who hold or will hold any notes through Euroclear or Clearstream will be effected in DTC through the respective U.S. Depositaries of Euroclear and Clearstream.
The Depository Trust Company. DTC has informed us that DTC is:
•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” within the meaning of the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.
DTC holds securities that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of other securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry transfers and pledges between Direct

Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries, which include banks, broker-dealers, mutual funds and other financial institutions. Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants” and, together with Direct Participants, “Participants”). The rules applicable to DTC and its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. The information contained on that website is not incorporated into this prospectus supplement or the accompanying prospectus.
Purchases of notes under the DTC system must be made by or through Direct Participants, which receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note (a “Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.
Transfers of beneficial interests in notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, which may change from time to time.
To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any of the notes unless authorized by a Direct Participant in accordance with DTC procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the applicable notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Principal, interest and premium payments, if any, on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from us or the trustee for such notes on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such Participant and not of DTC, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premiums, if any, on the notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us and the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depositary with respect to the notes at any time by giving reasonable notice to us. If: (1) DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days; (2) we, in our sole discretion and subject to DTC’s procedures, determine not to have the notes represented by one or more global securities; or (3) an event of default with respect to the notes has occurred and is continuing, we will issue individual notes in exchange for the global security or securities representing the applicable notes. Individual notes will be issued in denominations of $2,000 or integral multiples of $1,000 above that amount. See “Description of Debt Securities—Global Securities” in the accompanying prospectus.
Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (the “Euroclear Terms and Conditions”) and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:
•	transfers of securities and cash within Euroclear;
•	withdrawal of securities and cash from Euroclear; and
•	receipt of payments with respect to securities in Euroclear.
All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.
Distributions with respect to interests in the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for the Euroclear Operator.
The information in this section concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources that we believe to be reliable. Neither we, the trustee, the underwriters, nor any dealers or agents are responsible for the accuracy or completeness of this information.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
This section describes material United States federal income tax and certain estate tax consequences of owning the notes we are offering. It applies to you only if you acquire notes in the offering at a price equal to the issue price of the notes (generally the first price at which a substantial amount of the notes is sold for cash other than to bond houses, brokers or similar persons or organizations acting in the capacity of initial purchasers, placement agents or wholesalers) and you hold your notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
•	a dealer in securities,
•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
•	a bank or other financial institution,
•	an insurance company,
•	a tax-exempt organization,
•	a person that owns notes that are a hedge or that are hedged against interest rate risks,
•	a person that owns notes as part of a straddle or conversion transaction for tax purposes,
•	a person that purchases or sells notes as part of a wash sale for tax purposes, or
•	a United States Holder (as defined below) whose functional currency for tax purposes is not the United States dollar.
If you purchase notes at a price other than the issue price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.
This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis, or may be subject to different interpretations.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.
Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.
Additional Payments. In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. We have no present intention to engage in a transaction involving a Change of Control, and therefore, we believe that the likelihood that we will be obligated to make any such payments as a result of a contingency described under “Description of Notes—Repurchase upon Change of Control Repurchase Event” is remote. Accordingly, we do not intend to treat the potential payment of these amounts as subjecting the notes to the provisions of the United States Treasury regulations relating to “contingent payment debt instruments.” Our determination is binding on you, unless you disclose a contrary position in a statement attached to your timely filed United States federal income tax return for the taxable year during which the notes were acquired. Our determination is not, however, binding on the Internal Revenue Service (“IRS”), and if the IRS were to challenge this determination, the tax consequences to you could differ from those discussed herein. For example, if the notes are treated as contingent payment debt instruments, any gain on sale or other disposition of the notes would be treated as ordinary income rather than capital gain. The remainder of this disclosure assumes that the notes will not be treated as contingent payment debt instruments for United States federal income tax purposes.
Original Issue Discount. The following discussion assumes that the notes will not be issued with more than a de minimis amount of original issue discount (“OID”). If the issue price of a note is less than its stated redemption price at maturity (generally, its principal amount) by more than a de minimis amount, you will be subject to special United States federal income tax rules with respect to this OID. OID will be considered de minimis if it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity from the issue date of the notes. If the notes are issued with more than a de minimis amount of OID, unless an exception applies, you will be required to include such OID in gross income, as ordinary income, for United States federal income tax purposes as it accrues in accordance with a constant yield method based on a compounding of interest, even though the cash attributable to this income will not be received until a note is sold, exchanged, redeemed or otherwise disposed.
United States Holders
This subsection describes the tax consequences to a United States Holder. You are a “United States Holder” if you are a beneficial owner of a note and you are:
•	an individual who is a citizen or resident of the United States,
•
a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•	an estate whose income is subject to United States federal income tax regardless of its source, or
•
a trust (i) if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) that has a valid election in place under applicable United States Treasury regulations to be treated as a United States person for United States federal income tax purposes.

If you are not a United States Holder, this subsection does not apply to you and you should refer to “United States Alien Holders” below.
Payments of Interest. You will be taxed on interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.
Sale, Retirement or Other Taxable Disposition of the Notes. You will generally recognize capital gain or loss on the sale, retirement or other taxable disposition of your note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments as described above under “—Payments of Interest”), and your tax basis in your note. Your tax basis in your note generally will be the amount you paid for the note. Capital gain of certain non-corporate United States Holders (including individuals) is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.
Medicare Tax. A United States Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax (the “Medicare tax”) on the lesser of (1) the United States Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.
United States Alien Holders
This subsection describes the tax consequences to a United States Alien Holder. You are a “United States Alien Holder” if you are the beneficial owner of a note and you are not classified as a partnership for U.S. federal income tax purposes and you are, for United States federal income tax purposes:
•	a nonresident alien individual,
•	a foreign corporation, or
•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States Holder, this subsection does not apply to you.
Under United States federal income and estate tax law, and subject to the discussions of FATCA withholding and backup withholding below, if you are a United States Alien Holder of a note:
Payments of Interest. We and other United States payors generally would not be required to deduct United States withholding tax from payments of interest to you if:
(1)	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote,
(2)	you are not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership, and
(3)	if the United States payor does not have actual knowledge or reason to know that you are a United States person, and
(a)
you have furnished to the United States payor an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

(b)
in the case of payments made by the United States payor to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the United States payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

(c)	the United States payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:
(i)
a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

(ii)
a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

(iii)
a United States branch of a non-United States bank or of a non-United States insurance company, and the withholding foreign partnership, qualified intermediary or United States branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the notes in accordance with United States Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

(d)
the United States payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (i) certifying to the United States payor under penalties of perjury that an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you and (ii) to which is attached a copy of the IRS Form W-8BEN or W-8BEN-E or acceptable substitute form, or

(e)
the United States payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the notes in accordance with United States Treasury regulations.

If you cannot satisfy the requirements described above, payments of interest will be subject to United States federal withholding at a rate of 30% unless you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other acceptable substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or the interest is effectively connected with the conduct of a trade or business in the United States and you satisfy the certification requirements described below under “—Income or Gain Effectively Connected with a United States Trade or Business.”
Sale or Retirement of the Notes. Except with respect to accrued but unpaid interest, which will be subject to the rules described above under “—Payments of Interest,” no deduction for any United States federal withholding tax would be made from any gain that you realize on the sale or retirement or other disposition of your note, unless (i) such gain is effectively connected with your conduct of a trade or business in the United States and, if an income tax treaty applies, is attributable to a permanent establishment maintained by you in the United States, in which case, you will be subject to United States federal income tax in the manner described below under “—Income or Gain Effectively Connected with a United States Trade or Business” or (ii) you are an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, in which case, you will be subject to a 30% (or lower applicable income tax treaty rate) United States federal income tax on the gain derived from the sale or retirement, which may be offset by certain United States source capital losses.
Income or Gain Effectively Connected with a United States Trade or Business. If you are engaged in a trade or business in the United States, and if interest on the notes, or gain realized on the sale or retirement of the notes is effectively connected with the conduct of such trade or business, you generally will be subject to regular United States federal income tax on such income or gain in the same manner as if you were a United States Holder. If you are eligible for the benefits of an income tax treaty between the United States and your country of residence, any “effectively connected” income or gain generally will be subject to United States federal income tax only if it is also attributable to a permanent establishment maintained by you in the United States. Payments of interest that are effectively connected with a United States trade or business (and, if an income tax treaty applies, attributable to a permanent establishment), and therefore included in your gross income, will not be subject to the 30% withholding, provided that you claim exemption from withholding by providing the United States payor with a properly completed IRS Form W-8ECI. In addition, if you are a foreign corporation, you may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of your effectively connected earnings and profits for the taxable year, subject to certain adjustments.
Estate Tax. Further, a note held by an individual who at death is not a citizen or resident of the United States would not be includible in the individual’s gross estate for United States federal estate tax purposes if:
•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death, and
•	the income on the note would not have been effectively connected with a United States trade or business of the decedent at the same time.
FATCA Withholding
Pursuant to Sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-United States persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include United States-source interest and the gross proceeds from the sale or other disposition of notes that can produce United States-source interest. Payments of interest that you receive in respect of the notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold notes through a non-United States person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). Payments of gross proceeds from the sale or other disposition of notes were scheduled to become subject to FATCA withholding for dispositions occurring on or after January 1, 2019. However, proposed regulations, which taxpayers are entitled to rely upon, eliminate the requirement for FATCA withholding with respect to such gross proceeds. You should consult your own tax advisors regarding the relevant United States law and other official guidance on FATCA withholding.

We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your notes. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay your receipt of any amounts withheld.
Backup Withholding and Information Reporting
If you are a non-corporate United States Holder, information reporting requirements, on IRS Form 1099, generally would apply to payments of principal and interest on a note within the United States, and the payment of proceeds to you from the sale of a note effected at a United States office of a broker.
Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
If you are a United States Alien Holder, you are generally exempt from backup withholding and information reporting requirements with respect to payments of principal and interest made to you outside the United States by the United States payor. You are also generally exempt from backup withholding and information reporting requirements in respect of payments of principal and interest made within the United States and the payment of the proceeds from the sale of a note effected at a United States office of a broker, as long as either: (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished a valid IRS Form W-8 or other documentation upon which the payor or broker may rely to treat the payments as made to a non-United States person, or (ii) you otherwise establish an exemption.
Payment of the proceeds from the sale of a note effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if: (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

CERTAIN ERISA CONSIDERATIONS
Benefit Plan Investor Considerations
A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations issued thereunder (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA (within the meaning of Section 3(14) of ERISA) or “disqualified persons” under the Code (within the meaning of Section 4975 of the Code) with respect to the Plan. A violation of these prohibited transaction rules may result in excise taxes, penalties and/or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. In addition, the fiduciary of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).
The acquisition and holding of the notes by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in an entity (a “Plan Asset Entity”) with respect to which the issuer or a guarantor or any of their respective affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes: PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the notes, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the “Service Provider Exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.
Because of the foregoing, the notes or any interest therein should not be acquired or held by any person investing “plan assets” of any Plan, Plan Asset Entity, or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.
Any purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase and holding of the notes or any interest therein that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the notes on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation under any applicable Similar Laws.

Further, if the purchaser or subsequent transferee is a Plan or Plan Asset Entity, such purchaser or subsequent transferee will be deemed to have represented and warranted that (1) none of the company or the underwriters or any of their respective affiliates (the “Transaction Parties”) has acted as the Plan or Plan Asset Entity’s fiduciary (within the meaning of ERISA or the Code), or has been relied upon for any advice, with respect to the purchaser or transferee’s decision to acquire and hold the notes, and none of the Transaction Parties shall at any time be relied upon as the Plan or Plan Asset Entity’s fiduciary with respect to any decision to acquire, continue to hold or transfer the notes, and (2) the decision to purchase the notes has been made by a duly authorized fiduciary of the Plan or Plan Asset Entity that (i) is independent (as that term is used in 29 C.F.R. 2510.3-21(c)(1)) of the Transaction Parties and there is no financial interest, ownership interest, or other relationship, agreement or understanding or otherwise that would limit its ability to carry out its fiduciary responsibility to the Plan or Plan Asset Entity; (ii) is a bank, insurance carrier, registered investment adviser, a registered broker-dealer, or an independent fiduciary that holds, or has under management or control, total assets of at least $50 million (in each case, as specified in 29 C.F.R. 2510.3-21(c)(1)(i)(A)-(E)); (iii) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including, without limitation, with respect to the decision to invest in the notes); (iv) has been fairly informed that the Transaction Parties have not and will not undertake to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchase and holding of the notes; (v) has been fairly informed that the Transaction Parties have financial interests in the Plan or Plan Asset Entity’s purchase and holding of the notes, which interests may conflict with the interest of the Plan or Plan Asset Entity, as more fully described in this prospectus supplement; (vi) is a fiduciary under ERISA or the Code, or both, with respect to the decision to purchase and hold the notes and is responsible for exercising (and has exercised) independent judgment in evaluating whether to invest the assets of such Plan or Plan Asset Entity in the notes; and (vii) is not paying any Transaction Party any fee or other compensation directly for the provision of investment advice (as opposed to other services) in connection with the Plan or Plan Asset Entity’s purchase and holding of the notes.
Purchasers and subsequent transferees of the notes have exclusive responsibility for ensuring that their purchase and holding of the notes do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any notes to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.
THE FOREGOING DISCUSSION IS GENERAL IN NATURE AND IS NOT INTENDED TO BE A COMPREHENSIVE SUMMARY AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE. DUE TO THE COMPLEXITY OF THESE RULES AND THE PENALTIES THAT MAY BE IMPOSED UPON PERSONS INVOLVED IN NON-EXEMPT PROHIBITED TRANSACTIONS, IT IS IMPORTANT THAT FIDUCIARIES OR OTHER PERSONS CONSIDERING PURCHASING THE NOTES ON BEHALF OF OR WITH THE ASSETS OF ANY PLAN, A PLAN ASSET ENTITY OR NON-ERISA ARRANGEMENT CONSULT WITH THEIR COUNSEL REGARDING THE AVAILABILITY OF EXEMPTIVE RELIEF UNDER ANY OF THE PTCES LISTED ABOVE, THE SERVICE PROVIDER EXEMPTION OR THE POTENTIAL CONSEQUENCES OF ANY PURCHASE OR HOLDING UNDER SIMILAR LAWS, AS APPLICABLE.

UNDERWRITING
Barclays Capital Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities, LLC and Morgan Stanley & Co. LLC are acting as joint book-running managers and representatives of the underwriters named below in connection with this offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each of the underwriters has severally agreed to purchase, and we have agreed to sell, the aggregate principal amount of notes set forth opposite its name below:
Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$113,750,000
HSBC Securities (USA) Inc.	113,750,000
J.P. Morgan Securities, LLC	113,750,000
Morgan Stanley & Co. LLC	113,750,000
BofA Securities, Inc.	39,000,000
Citigroup Global Markets Inc.	39,000,000
Wells Fargo Securities, LLC	39,000,000
Scotia Capital (USA) Inc.	19,500,000
SMBC Nikko Securities America, Inc.	19,500,000
TD Securities (USA) LLC	19,500,000
Deutsche Bank Securities Inc.	6,500,000
Siebert Williams Shank & Co., LLC	6,500,000
U.S. Bancorp Investments, Inc.	6,500,000
Total	$650,000,000
Under the underwriting agreement, if the underwriters take any of the notes, then the underwriters are committed to take and pay for all of the notes.
We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of these liabilities.
Certain of the underwriters and their affiliates, from time to time, have performed, and may in the future perform, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses.
We have agreed with the underwriters not to offer, sell, contract to sell or otherwise dispose of any of our debt securities or warrants to purchase or otherwise acquire our debt securities substantially similar to the notes offered hereby (other than the notes offered hereby and commercial paper issued in the ordinary course of business) during the period beginning on the date of the underwriting agreement and continuing to and including the closing date for the offering of the notes.
We expect that delivery of the notes will be made against payment therefor on or about the date specified on the cover of this prospectus supplement, which will be the tenth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+10”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day before settlement will be required, by virtue of the fact that the notes initially will settle in T+10, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to make such trades should consult their own advisor.
Commissions and Discount
The notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. If all the notes are not sold at the applicable initial public offering price, the underwriters may change the offering price of the notes and the other selling terms. In connection with the offering of the notes, we will pay to the underwriters an underwriting discount as set forth on the cover of this prospectus supplement.

Our share of the total expenses of this offering, excluding the underwriting discount, is approximately $2.2 million.
New Issue of Notes
The notes are a new issue of securities with no established trading market. We have been advised by the underwriters that they intend to make a market in the notes but are not obligated to do so and may discontinue market making for the notes at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
Price Stabilization and Short Positions
In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of the notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while this offering is in progress.
These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates, from time to time, have performed, and may in the future perform, various financial advisory and commercial and investment banking services for us and our subsidiaries, for which they received or may in the future receive customary fees and expenses. In particular, affiliates of the underwriters are administrative agent, syndication agents, documentation agents, arrangers, bookrunners and/or lenders under our revolving credit facility, entered into on June 28, 2019.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of us and our subsidiaries, including our 4.950% Senior Notes due February 15, 2021, all of which we intend to redeem with the proceeds from this offering, together with cash on hand. If the underwriters or their affiliates have a lending relationship with us and our subsidiaries, the underwriters or their affiliates may hedge their credit exposure to us and our subsidiaries, consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect the future trading price of the notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NOTICE TO INVESTORS
Canada
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principals that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or in the United Kingdom. For these purposes: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared, and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPs Regulation.
The above selling restriction is in addition to any other selling restrictions set out below.
United Kingdom
In the United Kingdom, this prospectus supplement is for distribution only to, and is only directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the “Financial Promotion Order”), or (ii) who are high net worth companies (or other persons to whom it may lawfully be communicated), falling within Article 49(2)(a) to (d) of the Financial Promotion Order (all such persons in (i) and (ii) above together being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is only available to, and will be engaged in with, relevant persons.
Hong Kong
The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, may not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(2)	where no consideration is or will be given for the transfer;
(3)	where the transfer is by operation of law;
(4)	as specified in Section 276(7) of the SFA; or
(5)	as specified in Regulation 32 of the Securities and Futures Regulations 2005 of Singapore.
Singapore Securities and Futures Act Product Classification – Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland
The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the company or the notes has been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

LEGAL MATTERS
Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by our outside counsel, Holland & Knight LLP, Tampa, Florida. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS
The consolidated financial statements of L3Harris appearing in L3Harris’ Transition Report on Form 10-KT for the transition period from June 29, 2019 to January 3, 2020, and the effectiveness of L3Harris’ internal control over financial reporting as of January 3, 2020 (excluding the internal control over financial reporting of L3 Technologies, Inc.), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of L3Harris’ internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of L3 Technologies, Inc. from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
With respect to the unaudited condensed consolidated interim financial information of L3Harris for the quarter ended April 3, 2020 and March 29, 2019, the quarter and two quarters ended July 3, 2020 and June 28, 2019, and the quarter and three quarters ended October 2, 2020 and September 27, 2019, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2020, August 4, 2020, and November 2, 2020, included in L3Harris’ Quarterly Report on Form 10-Q for the quarter ended April 3, 2020, the quarter and two quarters ended July 3, 2020, and the quarter and three quarters ended October 2, 2020, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.
The audited historical financial statements of L3 Technologies, Inc. incorporated in this prospectus supplement by reference to L3Harris’ Current Report on Form 8-K dated June 28, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

L3Harris Technologies, Inc.
Debt Securities, Preferred Stock, Common Stock,
Depositary Shares and Warrants
By this prospectus, we may offer from time to time securities, which may include:
•	debt securities
•	shares of preferred stock
•	shares of common stock
•	fractional interests in shares of preferred stock represented by depositary shares
•	warrants to purchase debt securities
•	warrants to purchase shares of preferred stock
•	warrants to purchase shares of common stock
When we decide to sell particular securities, we will provide you with the specific terms and the public offering price of the securities we are then offering in one or more prospectus supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities. The prospectus supplement may add to, change or update information contained in this prospectus. The prospectus supplement may also contain important information about U.S. Federal income tax consequences. You should read this prospectus, together with any prospectus supplements and information incorporated by reference into this prospectus and any prospectus supplements, carefully before you decide to invest.
Our common stock is listed for trading on the New York Stock Exchange under the symbol “LHX.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange of the securities covered by the prospectus supplement.
These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangement with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.
Investing in our securities involves risks. See “Risk Factors” on page 7 of this prospectus and in any prospectus supplement and in the documents incorporated by reference into this prospectus and into any prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is September 18, 2019.
We have not authorized anyone to provide you with information other than the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or other offering material filed or provided by us. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or a prospectus supplement or any such other offering material is accurate as of any date other than the date on the front of this prospectus or such prospectus supplement or any such other offering material, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” utilizing a “shelf” registration process or continuous offering process, which allows us to offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will describe the specific terms of the securities we are then offering. Each prospectus supplement will also contain specific information about the terms of the offering it describes, including the specific amounts, prices and terms. That prospectus supplement may include additional risk factors about us and the terms of that particular offering. Prospectus supplements may also add to, change or update the information contained in this prospectus. In addition, as we describe in the section entitled “Where You Can Find More Information,” we have filed and plan to continue to file other documents with the SEC that contain information about us and the business conducted by us and our subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information we file with the SEC.
In this prospectus, references to “company,” “we,” “us,” “our” and “L3Harris” refer to L3Harris Technologies, Inc. and do not include any of its subsidiaries in the context of the issuer of securities. In other contexts, references to “company,” “we,” “us,” “our” and “L3Harris” may also include subsidiaries of L3Harris Technologies, Inc. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires. References to “securities” refer collectively to the debt securities, preferred stock, common stock, depositary shares and warrants offered by this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” with respect to the securities offered hereby. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and our securities offered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Statements made in this prospectus or in any document incorporated by reference into this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or to the documents incorporated by reference therein, each such statement being qualified in all material respects by such reference.
We are subject to the information reporting requirements of the Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” and accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website (http://www.sec.gov).
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS
Some of the information that you may want to consider in deciding whether to invest in the securities is not included in this prospectus, but rather is “incorporated by reference” to certain reports that we have filed with the SEC. This permits us to disclose important information to you by referring to those documents rather than repeating them in full in this prospectus. The information incorporated by reference into this prospectus is considered part of this prospectus, except for any information that is updated or superseded, and contains important business and financial information.
We incorporate by reference into this prospectus the following documents which have been filed with the SEC (Commission File No. 001-3863):

•	our Annual Report on Form 10-K for the fiscal year ended June 28, 2019; and
•
our Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof) filed with the SEC on July 1, 2019 (Date of Report June 28, 2019), July 3, 2019 (Date of Report July 1, 2019), July 31, 2019 (Date of Report July 31, 2019), August 2, 2019 (Date of Report August 2, 2019) and September 11, 2019 (Date of Report September 11, 2019).

All documents and reports that we file with the SEC (other than any portions of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the end of the offering under this prospectus, shall also be deemed to be incorporated by reference into this prospectus from the date of filing of such documents and reports, and will update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. The information contained on our website (http://www.L3Harris.com) is not incorporated into this prospectus or into any prospectus supplement.
We will provide without charge to each person to whom this prospectus has been delivered, including any beneficial owner of securities offered under this prospectus, upon the written or oral request of such person, a copy of any or all of the documents that have been or may be incorporated by reference into this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents or this prospectus. You should direct any such requests to us at the following address:
L3Harris Technologies, Inc.
1025 West NASA Boulevard
Melbourne, Florida 32919
Attention: Secretary
You may also request such documents by calling our Secretary at (321) 727-9100.
Any statement made in a document incorporated by reference or deemed incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated or deemed incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference into this prospectus contain a number of forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve risks and uncertainties, as well as assumptions that may not materialize or prove correct, which could cause our results to differ materially from those expressed in or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new products, systems, technologies, services or developments; future political and economic conditions, performance or outlook; the outcome of contingencies; the potential level of share repurchases or dividends; potential acquisitions or divestitures; the value of contract awards and programs; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future; and assumptions underlying any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions. You should not place undue reliance on these forward-looking statements, which reflect our management’s opinions only as of the date of this prospectus or, in the case of any document incorporated by reference, the date of that document, and are not guarantees of future performance or actual results.
Forward-looking statements involve a number of risks or uncertainties including, but not limited to, the risks referred to under the heading “Risk Factors” on page 7 of this prospectus. All forward-looking statements are qualified by, and should be read in conjunction with, these risk factors.
Additional risks and uncertainties not known to us or that we currently believe not to be material also may adversely impact our business, results of operations, financial condition and cash flows. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, results of operations, financial condition and cash flows. Forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act, and we undertake no obligation, other than as imposed by law, to update forward-looking statements to reflect further developments or information obtained after the date of this prospectus or, in the case of any document incorporated by reference, the date of that document, and disclaim any obligation to do so.

ABOUT L3HARRIS
L3Harris Technologies, Inc. is an agile global aerospace and defense technology innovator, delivering end-to-end solutions that meet customers’ mission-critical needs. The company provides advanced defense and commercial technologies across air, land, sea, space and cyber domains. As of June 29, 2019, L3Harris has approximately $17 billion in annualized revenue and 50,000 employees, with customers in 130 countries.
On October 12, 2018, L3Harris, formerly known as Harris Corporation (“Harris”), entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with L3 Technologies, Inc., a Delaware corporation (“L3”), and Leopard Merger Sub Inc., a Delaware corporation and a direct wholly-owned subsidiary of Harris (“Merger Sub”). On June 29, 2019, upon the terms set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, Merger Sub merged with and into L3 (the “Merger”). At the effective time of the Merger, the separate corporate existence of Merger Sub ceased, and L3 continued its existence under Delaware law as the surviving corporation in the Merger and a direct wholly-owned subsidiary of Harris, which was renamed “L3Harris Technologies, Inc.” upon the consummation of the Merger. As part of the regulatory process relating to the Merger, we divested the Harris Night Vision business, the sale of which closed on September 13, 2019.
We structure our operations primarily to meet customers’ mission requirements and leverage our broad technical capabilities, and, as of June 29, 2019, we report the financial results of our operations in the following four reportable operating segments:
•	Integrated Mission Systems, includes intelligence, surveillance and reconnaissance, advanced electro optical and infrared solutions, and maritime power and navigation;
•	Space and Airborne Systems, includes space payloads, sensors and full-mission solutions, classified intelligence and cyber defense, avionics, and electronic warfare;
•	Communication Systems, includes tactical communications, broadband communications, night vision, and public safety; and
•	Aviation Systems, includes defense aviation products, security, detection and other commercial aviation products, air traffic management, and commercial and military pilot training.
L3Harris was incorporated in Delaware in 1926 as the successor to three companies founded in the 1890s. Our principal executive offices are located at 1025 West NASA Boulevard, Melbourne, Florida 32919, and our telephone number is (321) 727-9100. Our common stock is listed on the New York Stock Exchange under the symbol “LHX.”

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or appearing or incorporated by reference into this prospectus. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under Item 1A. “Risk Factors” included in our most recently filed Annual Report on Form 10-K, as amended and supplemented by subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from the sale of any securities offered by this prospectus for some or all of the following purposes:
•	reduction, repayment or refinancing of a portion of our or our subsidiaries’ existing short-term and long-term debt;
•	capital expenditures;
•	additional working capital;
•	acquisitions; and
•	other general corporate purposes.
Our management will retain broad discretion in the allocation of the net proceeds from the sale of these securities. Pending such uses, we anticipate that we will invest the net proceeds in interest bearing instruments or other investment grade securities or use the net proceeds to reduce our short term indebtedness.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indentures that will govern the debt securities, and is not complete. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.
The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture, dated as of September 3, 2003, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. This indenture is referred to as the “senior indenture.” The subordinated debt securities will be issued under an indenture, dated as of September 3, 2003, between us and The Bank of New York Mellon Trust Company, N.A., as successor to The Bank of New York, as trustee. This indenture is referred to as the “subordinated indenture.” The senior indenture and the subordinated indenture are together called the “indentures.”
The following is a summary of the most important provisions of the indentures. The following summary does not purport to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of each indenture. Copies of the entire indentures are exhibits to the registration statement of which this prospectus is a part. Unless either the senior indenture or the subordinated indenture is specified, section references below are to the section in each indenture. The indentures are incorporated by reference into this prospectus. We encourage you to read our indentures because the applicable indenture and not this description sets forth your rights as a holder of our debt securities. In this section, unless otherwise indicated or the context otherwise requires, references to “L3Harris,” “we,” “us” or “our” refer solely to L3Harris Technologies, Inc. and not its subsidiaries.
General Terms
Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all senior indebtedness as described below. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of such subsidiary.
The debt securities may be issued in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. Those terms may include:
•	whether the debt securities are senior debt securities or subordinated debt securities;
•	the title of the series of debt securities (which may be part of a series of debt securities previously issued);
•	any limit on the aggregate principal amount of the debt securities of the series;
•	the maturity date or dates or the method by which any such date shall be determined;
•	the interest rate or rates, or the method of determining those rates;
•	the place or places where payments may be made;
•	any mandatory or optional redemption provisions;

•	any sinking fund or analogous provisions;
•	the portion of the principal amount of the debt security payable upon acceleration of maturity if other than the full principal amount;
•	any deletions of, or changes or additions to, the events of default or covenants as they apply to the series;
•	whether the provisions of the indenture described under “— Satisfaction and Discharge; Defeasance” below will be applicable to the series of debt securities;
•	if other than U.S. dollars, the currency, currencies or composite currencies in which payments on the debt securities will be payable;
•
whether and on what terms we will pay additional amounts to holders of the debt securities that are not U.S. persons for any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms we will have the option to redeem the debt securities rather than pay the additional amounts;

•	any conversion or exchange provisions; and
•	any other specific terms of the debt securities not inconsistent with the applicable indenture.
(Section 2.03)
We need not issue all debt securities of any one series at the same time and may issue debt securities of any series at various times and we may reopen any series for further issuances from time to time without notice to existing holders of debt securities of that series.
Unless we otherwise specify in the prospectus supplement, the debt securities will be registered debt securities denominated in U.S. dollars issued in denominations of $1,000 or an integral multiple of $1,000.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other information which we think is important. We encourage you to consult with your own competent tax and financial advisors on these important matters.
Unless we specify otherwise in the applicable prospectus supplement, the covenants contained in the indentures will not provide special protection to holders of debt securities if we enter into a highly leveraged transaction, recapitalization or restructuring.
Registration, Transfer and Exchange
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.
The designated security registrar in the United States for the senior debt securities and the subordinated debt securities is The Bank of New York Mellon Trust Company, N.A., located at 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256. The Bank of New York Mellon Trust Company, N.A. maintains an office in the Borough of Manhattan, the City and State of New York, located at 240 Greenwich Street, New York, New York 10286.

In the event of any redemption of any series of debt securities, we will not be required to exchange or register the transfer of:
•	any debt securities of that series for a period of 15 days before the day of mailing of the relevant notice of redemption; or
•	any security selected for redemption, in whole or in part, except the unredeemed portion of any security being redeemed in part.
(Section 2.08)
Payment and Paying Agent
We will make payments on the debt securities at the respective times and places and in the manner mentioned in the debt securities and in the applicable indenture. We will pay interest on global securities by wire transfer of immediately available funds to the depository for those global securities. We will pay interest on debt securities in definitive registered form, other than interest payable at maturity (or on the date of redemption if the debt security is redeemed by us before maturity), by check mailed to the address of the person entitled to payment as shown on the security register. We will pay principal and interest at maturity or upon redemption in immediately available funds against presentation and surrender of the debt security. With respect to a holder of $10 million or more in aggregate principal amount of debt securities in definitive registered form, however, that holder may receive payments of interest by wire transfer of immediately available funds upon written request to the applicable trustee or the paying agent as provided in the form of debt security. The applicable trustee will cancel all debt securities when and as paid. (Section 5.01)
If we issue debt securities in definitive registered form, we will at all times until the payment of the principal of those debt securities maintain an office or agency in the Borough of Manhattan, the City and State of New York, where a holder may (i) present debt securities for transfer and exchange as provided in the applicable indenture, (ii) present those debt securities for payment, and (iii) serve notices or demands in respect of those debt securities or of the applicable indenture. If we at any time do not maintain such an office or agency, or fail to give notice to the applicable trustee of any change in the location of such office or agency, holders may make presentation and demand and may serve notice in respect of the debt securities or of the applicable indenture at the corporate trust office of the applicable trustee. In addition to such office or agency, we may from time to time designate one or more other offices or agencies where a holder may present the debt securities for any or all of the purposes specified above, and we may constitute and appoint one or more paying agents for the payment of those debt securities in one or more other cities, and may from time to time rescind those designations and appointments. No such designation, appointment or rescission, however, will in any manner relieve us of our obligation to maintain such office and agency in the Borough of Manhattan, when and for the purposes mentioned above. Subject to the provisions of the applicable indenture, the applicable trustee will not be liable or responsible for the application of any funds transmitted to or held by any paying agent (other than itself) for the purpose of paying debt securities. If funds transmitted to or held by any paying agent for such purpose are not applied to such purpose, we will furnish the applicable trustee or a paying agent with funds to be applied to the payment of debt securities equal to the funds not so applied by such other paying agent. (Section 5.02)
Subject to the requirements of applicable abandoned property laws, the trustee and paying agent shall pay to us any money held by them for payment of the principal of, premium, if any, or interest on the debt securities that remain unclaimed for two years after the amount became due and payable. After payment to us, holders entitled to the money must look to us for payment as general creditors. In that case, all liability of the trustee or paying agent with respect to that money will cease. (Section 5.08)
Our paying agent in the United States for the senior debt securities and the subordinated debt securities is The Bank of New York Mellon Trust Company, N.A., located at 10161 Centurion Parkway N., 2nd Floor, Jacksonville, Florida 32256. In addition, The Bank of New York Mellon has its principal corporate trust office in the

Borough of Manhattan, the City and State of New York, located at 240 Greenwich Street, New York, New York 10286.
Global Securities
Unless otherwise stated in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Redemption
We may redeem some or all of the debt securities at our option subject to the terms and conditions described in the prospectus supplement relating to that series of debt securities. If a series of debt securities is subject to a sinking fund, the prospectus supplement will describe those terms. (Article Three)
If we elect to redeem less than all of the debt securities of a series, then the trustee will select the particular debt securities of such series to be redeemed in compliance with applicable legal and securities exchange requirements, if any, and in a manner the trustee deems appropriate and fair. (Section 3.02)
Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the date of redemption to each holder of the debt securities to be redeemed. The notice of redemption will state, among other things, the series of debt securities to be redeemed, the amount of debt securities to be redeemed, the redemption date, the redemption price and the place or places that payment will be made upon presentation and surrender of debt securities to be redeemed. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or the portions called for redemption. (Sections 3.02 and 3.03)
Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets
The indentures provide that we may not, in a single transaction or a series of related transactions, consolidate or merge with or into any other person, or sell or transfer all or substantially all our properties and assets to any other person, unless:
•
the person formed by or resulting from any such consolidation or merger, or which has received the transfer of all or substantially all of our property and assets, will assume the due and punctual performance and observance of all of the covenants and conditions to be performed or observed by us under the applicable indenture; and

•
we, such person or such successor person, as the case may be, immediately after such consolidation, merger, sale or transfer, will not be in default in the performance of any covenant or condition under the applicable indenture.

(Section 12.01)
In addition, the senior indenture provides that we may not engage in such a consolidation, merger, sale or transfer if, upon such transaction becoming effective, any of our property or assets would become or be subject to any mortgage or other lien (an “additional lien”), other than liens existing thereon prior thereto and certain liens permitted under the covenant described under “— Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture — Limitation on Liens,” unless (i) prior to such consolidation, merger, sale or transfer, all of the outstanding debt securities under the senior indenture shall be directly secured (equally and ratably with any of our other indebtedness then entitled thereto) by a mortgage or other lien ranking prior to such additional lien, in form satisfactory to the trustee under the senior indenture, on all of our property and assets, and accretions thereto, which would, upon such consolidation, merger, sale or transfer, become subject to such additional lien, such mortgage or other lien securing the debt securities under the senior indenture to be effective for so long as such property and assets shall remain subject to such additional lien, or (ii) we make effective provision whereby all debt securities under the senior indenture outstanding immediately after such consolidation, merger, sale or transfer will be secured directly by a mortgage or other lien in a form satisfactory to the trustee under the senior indenture equally and ratably with (or prior to) any and all obligations, indebtedness and claims secured by such additional lien, upon our property and assets (or the property and assets of the person resulting from or surviving such consolidation or merger, if not us, or the person to which such sale or transfer shall have been made, as the case may be) as are subject to such additional lien, such mortgage or other lien securing the debt securities to be effective for so long as such property and assets shall remain subject to such additional lien. (Section 12.01 of the Senior Indenture)
In the event of any such sale or transfer (other than a transfer by way of lease), we, or any successor person that has become a successor person in the manner described in the applicable indenture and assumes our obligations under the indenture and subsequently consummates a permitted sale or transfer (other than a transfer by way of lease), will be discharged from all obligations and covenants under the indenture and the debt securities. (Section 12.02)
Events of Default, Notice and Waiver
Each indenture defines an event of default with respect to any series of debt securities as one or more of the following events:
•	we fail to pay interest on any debt securities of the series for a period of 30 days after payment is due;
•	we fail to pay the principal of, or any premium on, any debt securities of that series when due;
•
we fail to comply with any other agreements contained in the debt securities of that series or the applicable indenture for 90 days after being given written notice from the trustee or after notice has been given to us and the trustee from the holders of at least 25% in principal amount of the outstanding debt securities of such series;

•	certain events involving our bankruptcy, insolvency or reorganization; and
•
we default under any mortgage, indenture or instrument related to any of our indebtedness (other than debt securities of the series) which default either: (i) is caused by a failure to pay when due any principal of such indebtedness the principal amount of which, together with the principal amount of any other such indebtedness under which there is a payment default, aggregates $50 million or more within the grace period provided for in such indebtedness, which failure continues beyond any applicable grace period, or (ii) results in such indebtedness aggregating $50 million or more becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such payment default is not cured or such acceleration is not rescinded or annulled within 10 days after written notice to us by the applicable trustee or to us and the applicable trustee by holders of at least 25% in aggregate principal amount of such series of debt securities then outstanding.

(Section 7.01)
A prospectus supplement may describe whether we have entered into a supplemental indenture that will omit, modify or add to the foregoing events of default.

An event of default for one series of debt securities is not necessarily an event of default for any other series of debt securities. (Section 7.01)
Each indenture requires the trustee under that indenture to give the holders of a series of debt securities notice of a default for that series within 90 days unless the default is cured or waived under that indenture. However, the trustee may withhold the notice if it determines in good faith that doing so is in the interest of those holders. The trustee may not, however, withhold the notice in the case of a payment default. (Sections 7.06 and 7.07)
Each indenture provides that if an event of default for any series of debt securities other than an event of default relating to bankruptcy, insolvency or reorganization occurs and is continuing, either the trustee under that indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under that indenture by notice in writing to us (and to the trustee if given by the holders) may declare the principal amount plus accrued and unpaid interest, if any, of the debt securities of such series to be due and payable immediately; provided, however, that after such acceleration, but before a judgment or decree based on the event of default is obtained, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding, under certain circumstances, may rescind such acceleration if all events of default, other than the nonpayment of principal of the debt securities of that series then outstanding which shall not have become due by their terms, have been cured or waived as provided in the applicable indenture. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal amount plus accrued and unpaid interest, (and premium, if any), if any, on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder of those debt securities. The same provisions regarding rescission of an acceleration apply to events of default relating to events of bankruptcy, insolvency and reorganization. (Section 7.01)
A holder of debt securities of any series may pursue a remedy under the applicable indenture only if:
•	the holder gives the applicable trustee written notice of a continuing event of default;
•	the holders of at least 25% in aggregate principal amount of that series then outstanding make a written request to the trustee to pursue the remedy;
•	such holders offer to the trustee indemnity reasonably satisfactory to the trustee;
•	the trustee does not comply with the request within 60 days after receipt of the notice, request and offer of indemnity; and
•	during such reasonable time, the holders of a majority in principal amount of that series then outstanding do not give the trustee a direction inconsistent with the request.
This provision, however, does not affect the right of a holder of debt securities to sue for enforcement of payment of the principal of or interest on the holder’s debt securities on or after the respective due dates expressed in its debt security. (Section 7.04)
The trustee will be entitled under each indenture, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified before proceeding to perform any duty or exercise any right or power under the indenture at the direction of the holders of the debt securities or that requires the trustee to expend or risk its own funds or otherwise incur any financial liability. Each indenture also provides that a majority in aggregate principal amount of the debt securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to that series. The trustee, however, may refuse to follow any such direction that conflicts with law or the applicable indenture, or that the trustee determines in good faith is unduly prejudicial to the rights of other holders or would involve the trustee in personal liability. (Sections 7.04 and 7.06)

Each indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists. (Section 5.13)
Modification of the Indentures
Together with the trustee, subject to the conditions and restrictions of the applicable indenture, we may modify the indentures without the consent of the holders of the debt securities for one or more of the following purposes:
•
to transfer or pledge to the applicable trustee any property or assets as security for the debt securities of one or more series or add any guarantee in respect of the debt securities of one or more series;

•
to evidence the succession of another corporation to our company, or successive successions, and the assumptions by the successor corporation of our obligations under the applicable indenture with respect to any consolidation, merger or sale transaction related to that succession that is permitted under the applicable indenture;

•
to add to our covenants contained in the applicable indenture for the benefit of the holders of the debt securities, or to surrender any right or power reserved to or conferred upon us in the applicable indenture;

•
to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the applicable indenture or in any supplemental indenture, but only if that action does not adversely affect the interests of the holders of the debt securities;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;
•
to evidence the appointment of, and provide for the acceptance of appointment under the applicable indenture, of a successor trustee with respect to the debt securities of one or more series, and to add to or change any of the provisions of the applicable indenture to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

•
to make any change necessary to comply with any requirement of the SEC in connection with the qualification of the indentures or any supplemental indenture under the Trust Indenture Act of 1939, which we refer to in this prospectus as the “Trust Indenture Act,” provided that such modification or amendment does not materially and adversely affect the interests of the holders of the debt securities;

•
to provide for uncertificated securities in addition to or in place of certificated securities; provided that the uncertificated securities are issued in registered form for certain Federal tax purposes;

•
to make such provisions with respect to matters or questions arising under the applicable indenture as may be necessary or desirable and not inconsistent with that indenture, but only if those other provisions do not adversely affect the interest of the holders of the debt securities; and

•
with respect to the subordinated indenture only, to make any change that would limit or terminate the rights of any holder of senior indebtedness under the subordination provisions (subject to any required approval of the holders of such senior indebtedness).

(Section 11.01)
Together with the trustee, we may also make modifications and amendments to each indenture with respect to a series of debt securities with the consent of not less than the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series (including consents obtained in connection with a tender offer or exchange offer for the debt securities of that series). However, without the consent of each affected holder, no modification may:
•	extend the fixed maturity of any debt security;
•	reduce the principal of or premium (if any) or rate of interest on any debt security or the principal amount due upon acceleration of maturity upon an event of default;
•	extend the time of payment of interest on any debt security;
•	make any debt security payable in money other than that stated in that debt security;
•	change the time at which any debt security may or must be redeemed;
•
reduce the amount of the principal of an original issue discount debt security that would be due and payable upon an acceleration of the maturity thereof under Section 7.01 of the applicable indenture or the amount thereof provable in bankruptcy under Section 7.02 of the applicable indenture;

•	impair or affect the right to enforce any payment after the stated maturity or redemption date of the applicable debt security;
•
waive a default or event of default regarding any payment on the applicable debt securities or, if the applicable debt securities provide therefor, waive any right of repayment at the option of the holder of those debt securities;

•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indenture; or
•	with respect to the subordinated indenture only, make any change to the subordination provisions that adversely affects the rights of any holder.
(Section 11.02)
In addition, the subordination provisions of the subordinated indenture cannot be modified to the detriment of any of our senior indebtedness without the consent of the holders of such senior indebtedness. (Sections 11.01 and 11.02 of the Subordinated Indenture)
Satisfaction and Discharge; Defeasance
The indentures will cease to be of further effect with respect to debt securities of any series, except as may otherwise be provided in the applicable indenture or an appropriate prospectus supplement, if we have delivered to the trustee for cancellation all authenticated debt securities of that series (other than destroyed, lost or stolen debt securities and debt securities for whose payment trust funds have been segregated and held in trust as provided in the applicable indenture), paid or caused to be paid all other sums payable under the applicable indenture with respect to those debt securities and have delivered to the trustee an Officers’ Certificate and Opinion of Counsel (each as defined in the indentures) stating that the preceding two conditions have been satisfied. (Section 4.02)
In addition, at any time, we may terminate:
•	our obligations described under “— Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture” with respect to any series of senior debt securities;

•
the requirements described under “— Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets” with respect to additional liens relating to outstanding senior debt securities of a series; and

•	any other restrictive covenants applicable to outstanding debt securities of a series to the extent described in a prospectus supplement, if we irrevocably deposit with the trustee as trust funds, cash or U.S. Government securities, which, through the payment of principal and interest in accordance with their terms, will provide money in an amount sufficient to pay the principal of and the interest on the debt securities of that series and all other sums payable by us under the applicable indenture in connection with those debt securities. This type of a trust may be established only if, among other things, we have delivered to the trustee an opinion of counsel stating that holders of the debt securities of such series: (i) will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and discharge, and (ii) will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred. If we exercise our covenant defeasance option, payment of any series of debt securities may not be accelerated because of an event of default specified in the third “bullet point” under “— Events of Default, Notice and Waiver” with respect to the covenants described under “—Additional Terms Applicable to Senior Debt Securities — Covenants in the Senior Indenture” or any other covenant identified in the applicable prospectus supplement or our failure to comply with the requirements described under “— Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets” with respect to additional liens. (Article Four)
Meetings
The indentures contain provisions for convening meetings of the holders of debt securities of a series. (Article Ten)
A meeting may be called at any time by the trustee, upon request by us or upon request by the holders of at least 20% of the aggregate principal amount of the outstanding debt securities of the series. In each case, notice will be given to the holders of debt securities of the series, but a meeting without notice will be valid if the holders of all debt securities of the series are present in person or by proxy and if we and the trustee are present or waive notice. (Sections 10.02 and 10.03)
Replacement of Securities
We will replace debt securities that have been mutilated, but you will have to pay for the replacement and will first have to surrender the mutilated debt security to the security registrar. Debt securities that become destroyed, stolen or lost will only be replaced by us, again at your expense, upon your providing evidence of destruction, loss or theft which we and the security registrar are willing to accept. We may also require you, as the holder of the debt security, to indemnify the security registrar and us before we issue any replacement debt security. (Section 2.09)
Governing Law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflict of laws principles thereof. (Section 13.10)
Regarding the Trustee
We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.
Additional Terms Applicable to Senior Debt Securities
The senior debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.
Covenants in the Senior Indenture
Limitation on Liens. Except as set forth below, so long as any senior debt securities are outstanding, we will not at any time, directly or indirectly, create, incur, assume or suffer to exist, and we will not suffer or permit any Restricted Subsidiary (as defined below) to create, incur, assume or suffer to exist, except in favor of us or another Restricted Subsidiary, any mortgage, pledge or other lien or encumbrance of or upon any Principal Property (as defined below) or any shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the senior indenture or thereafter acquired, or of or upon any income or profits therefrom, if after giving effect thereto (but not to any mortgages, pledges, liens or encumbrances described in clauses (1) through (10) below) the aggregate principal amount of indebtedness secured by mortgages, pledges, liens or other encumbrances upon our property and the property of our Restricted Subsidiaries shall be in excess of 5% of Consolidated Net Worth (as defined below), without making effective provision (and we agree that in any such case we will make or cause to be made effective provision) whereby all senior debt securities then outstanding will be secured by such mortgage, pledge, lien or encumbrance equally and ratably with (or prior to) any and all obligations, indebtedness or claims secured by such mortgage, pledge, lien or encumbrance, so long as any such other obligations, indebtedness or claims shall be so secured.
Nothing in the immediately preceding paragraph or the following clauses (1) through (10) shall be construed to prevent us or any Restricted Subsidiary, without so securing the senior debt securities, from creating, assuming or suffering to exist the following mortgages, pledges, liens or encumbrances:
(1) the following mortgages and liens in connection with the acquisition of property after the date of the senior indenture: (A) (i) any purchase money mortgage or other purchase money lien on any Principal Property acquired after the date of the senior indenture, including conditional sales and other title retention agreements; (ii) any mortgage or other lien on property acquired, constructed or improved after the date of the senior indenture created as security for moneys borrowed (at the time of or within 120 days after the purchase, construction or improvement of such property) to provide funds for the purchase, construction or improvement of such property; or (iii) any mortgage or other lien on any property acquired after the date of the senior indenture that exists at the time of the acquisition thereof and that was not created in connection with or in contemplation of such acquisition; provided in each case that (x) such mortgage or other lien is limited to such acquired property (and accretions thereto) or, in the case of construction or improvements, any theretofore unimproved real property, and (y) the aggregate amount of the obligations, indebtedness or claims secured by such mortgage or other lien does not exceed the cost to us or such Restricted Subsidiary of such acquired property or the value thereof at the time of acquisition, as determined by our Board of Directors, whichever is lower; (B) any mortgage or other lien created in connection with the refunding, renewal or extension of any obligations, indebtedness or claims secured by a mortgage or lien described in clause (A) that is limited to the same property; provided that the aggregate amount of the obligations, indebtedness or claims secured by such refunding, renewal or extended mortgage or other lien does not exceed the aggregate amount thereof secured by the mortgage or other lien so refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension; or (C) any mortgage or other lien to which property acquired after the date of the senior indenture shall be subject at the time of acquisition, if the payment of the indebtedness secured thereby or interest thereon will not become, by assumption or otherwise, a personal obligation of us or a Restricted Subsidiary;
(2) mechanics’, materialmen’s, carriers’ or other similar liens, and pledges or deposits made in the ordinary course of business to obtain the release of any such liens or the release of property in the possession of a common carrier; good faith deposits in connection with tenders, leases of real estate or bids or contracts (other than contracts for the borrowing of money); pledges or deposits to secure public or statutory obligations; deposits to secure (or in lieu of) surety, stay, appeal or customs bonds; and deposits to secure the payment of taxes, assessments, customs duties or other similar charges;
(3) any lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege or license, or to enable us or a Restricted Subsidiary to maintain self-insurance or to participate in any arrangements established by law to cover any insurance risks or in connection with workers’ compensation, unemployment insurance, old age pensions, social security or similar matters;
(4) the liens of taxes or assessments not at the time due, or the liens of taxes or assessments already due but the validity of which is being contested in good faith and against which adequate reserves have been established;
(5) judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;
(6) easements or similar encumbrances, the existence of which does not impair the use of the property subject thereto for the purposes for which it is held or was acquired;
(7) leases and landlords’ liens on fixtures and movable property located on premises leased in the ordinary course of business, so long as the rent secured thereby is not in default;
(8) liens, pledges or deposits made in connection with contracts with or made at the request of any government or any department or agency thereof or made with any prime contractor or subcontractor of any tier in connection with the furnishing of services or property to any government or any department or agency thereof (“Government Contracts”) insofar as such liens, pledges or deposits relate to property manufactured, installed, constructed, acquired or to be supplied by, or property furnished to, us or a Restricted Subsidiary pursuant to, or to enable the performance of, such Government Contracts, or property the manufacture, installation, construction or acquisition of which any government or any department or agency thereof finances or guarantees the financing of, pursuant to, or to enable the performance of, such Government Contracts; or deposits or liens, made pursuant to such Government Contracts, of or upon moneys advanced or paid pursuant to, or in accordance with the provisions of, such Government Contracts, or of or upon any materials or supplies acquired for the purpose of the performance of such Government Contracts; or the assignment or pledge to any person, firm or corporation, to the extent permitted by law, of the right, title and interest of us or a Restricted Subsidiary in and to any Government Contract, or in and to any payments due or to become due thereunder, to secure indebtedness incurred and owing to such person, firm or corporation for funds or other property supplied, constructed or installed for or in connection with the performance by us or such Restricted Subsidiary of our or its obligations under such Government Contract;
(9) any mortgage or other lien securing indebtedness of a corporation that is our successor to the extent permitted by the covenant described under “— Limitation on Consolidation, Merger and Certain Sales or Transfers of Assets,” or securing indebtedness of a Restricted Subsidiary outstanding at the time it became a subsidiary (provided that such mortgage or other lien was not created in connection with or in contemplation of the acquisition of such Restricted Subsidiary), and any mortgage or other lien created in connection with the refunding, renewal or extension of such indebtedness that is limited to the same property, provided that the amount of the indebtedness secured by such refunding, renewal or extended mortgage or other lien does not exceed the amount of indebtedness secured by the mortgage or other lien to be refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension; and
(10) any mortgage or other lien in favor of the U.S. or any state thereof, or political subdivision of the U.S. or any state thereof, or any department, agency or instrumentality of the U.S. or any state thereof or any such political subdivision, to secure indebtedness incurred for the purpose of financing the acquisition, construction or improvement of all or any part of the property subject to such mortgage or other lien, and any mortgage or other lien created in connection with the refunding, renewal or extension of such indebtedness that is limited to the same property, provided that the amount of the indebtedness secured by such refunding, renewal or extended mortgage or other lien does not exceed the amount of indebtedness secured by the mortgage or other lien to be refunded, renewed or extended and outstanding at the time of such refunding, renewal or extension.
(Section 5.11 of the Senior Indenture)
Limitation on Sale and Leaseback Transactions. So long as any senior debt securities are outstanding, we will not, and we will not permit any Restricted Subsidiary to, sell or transfer (other than to us or a wholly-owned Restricted Subsidiary) any Principal Property, whether owned at the date of the senior indenture or thereafter acquired, which has been in full operation for more than 120 days prior to such sale or transfer, with the intention of entering into a lease of such Principal Property (except for a lease for a term, including any renewal thereof, of not more than three years), if after giving effect thereto the Attributable Debt (as defined below) in respect of all such sale and leaseback transactions involving Principal Properties shall be in excess of 5% of Consolidated Net Worth.
Notwithstanding the foregoing, we or any Restricted Subsidiary may sell any Principal Property and lease it back if the net proceeds of such sale are at least equal to the fair value of such property as determined by our Board of Directors and, within 120 days of such sale:
•
we redeem (if permitted by the terms of the outstanding senior debt securities), at the principal amount thereof together with accrued interest to the date fixed for redemption, such outstanding senior debt securities in an aggregate principal amount equal to such net proceeds;

•	we repay or a Restricted Subsidiary repays other Funded Debt (as defined below) in an aggregate principal amount equal to such net proceeds;
•	we deliver to the trustee, for cancellation, outstanding senior debt securities uncancelled and in transferable form, in an aggregate principal amount equal to such net proceeds; or
•	we apply such net proceeds to the purchase of properties, facilities or equipment to be used for general operating purposes.
(Section 5.10 of the Senior Indenture)
We think it is also important for you to note that the holders of a majority in principal amount of each series of outstanding senior debt securities may waive compliance with each of the above covenants with respect to that series.
Certain Defined Terms
The following terms are defined in the senior indenture:
“Attributable Debt” means, when used with respect to any sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in the term of the lease) of the lessee’s obligation for “net rental payments” during the remaining term of the lease (including any period the lease has been, or may, at the option of the lessor, be extended). The term “net rental payments” under any lease for any period means the sum of the rental and other payments required to be paid during such period by the lessee under such lease, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.

“Consolidated Net Worth” means our stockholders’ equity and that of our consolidated subsidiaries, as shown on our audited consolidated balance sheet in our latest annual report to our stockholders.
“Funded Debt” means all indebtedness issued, incurred, assumed or guaranteed by us or one of our Restricted Subsidiaries, or for the payment of which we or one of our Restricted Subsidiaries is otherwise primarily or secondarily liable, maturing by its terms more than one year from its date of creation or renewable or refundable at the option of the obligor to a date more than one year from its date of creation.
“Principal Property” means any manufacturing plant located within the U.S. (other than its territories or possessions) and owned or leased by us or any Subsidiary, except any such plant that, in the opinion of our Board of Directors, is not of material importance to the business conducted by us and our Subsidiaries, taken as a whole.
“Restricted Subsidiary” means any of our Subsidiaries that owns or leases a Principal Property. As noted above, the definition of Principal Property does not include foreign facilities.
“Subsidiary” means any corporation of which we, or we and one or more Subsidiaries, directly or indirectly own at the time (i) more than 50% of the outstanding capital stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power in the election of members of the board of directors, managers or trustees of such corporation, and (ii) securities having at such time voting power to elect at least a majority of the members of the board of directors, managers or trustees of such corporation.
Additional Terms Applicable to Subordinated Debt Securities
The subordinated debt securities will be unsecured.
The subordinated debt securities will be subordinate to the prior payment in full in cash of all senior indebtedness. (Section 14.01 of the Subordinated Indenture)
If we issue subordinated debt securities, the aggregate principal amount of senior indebtedness, as defined below, outstanding as of a recent date will be set forth in the applicable prospectus supplement.
The term “senior indebtedness” is defined as:
•	any of our indebtedness, whether outstanding on the issue date of the subordinated debt securities of a series or incurred later; and
•
accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent post-filing interest is allowed in such proceeding) in respect of (a) our indebtedness for money borrowed and (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;

unless the instrument creating or evidencing such obligations provides that such obligations are not senior or prior in right of payment to the subordinated debt securities; provided, however, that “senior indebtedness” will not include:
•	any of our obligations to our subsidiaries;
•	any liability for Federal, state, local or other taxes owed or owing by us;
•	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);
•	any of our indebtedness (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other of our indebtedness or other obligations; or

•	the subordinated debt securities.
There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.
Under the subordinated indenture, no payment may be made on the subordinated debt securities, and no purchase, redemption or retirement of any subordinated debt securities may be made, in the event:
•	any senior indebtedness is not paid in full in cash when due; or
•
the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full in cash.

We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee. (Section 14.03 of the Subordinated Indenture)
The representatives of the holders of senior indebtedness may notify us and the trustee in writing (a “blockage notice”) of a default which can result in the acceleration of that senior indebtedness’ maturity without further notice (except such notice as may be required to effect such acceleration) or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that blockage notice (a “payment blockage period”). The blockage period will end earlier if such payment blockage period is terminated: (i) by written notice to the trustee and us from the person or persons who gave such blockage notice; (ii) because the default giving rise to such blockage notice is cured, waived or otherwise no longer continuing; or (iii) because such senior indebtedness has been discharged or repaid in full in cash. Notwithstanding the foregoing, if the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period. No default existing on the beginning date of any payment blockage period initiated by a person or persons may be the basis of a subsequent payment blockage period with respect to the senior indebtedness held by that person unless that default has been cured or waived for a period of not fewer than 90 consecutive days. (Section 14.03 of the Subordinated Indenture)
In the event we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of or similar proceeding relating to us or our property:
•
the holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment; and

•
until the senior indebtedness is paid in full in cash, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness (except that holders of subordinated debt securities may receive certain capital stock and subordinated debt securities). (Section 14.02 of the Subordinated Indenture)

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear. (Section 14.05 of the Subordinated Indenture)
After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to such senior indebtedness. (Section 14.06 of the Subordinated Indenture)

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. Furthermore, claims of our subsidiaries’ creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, of our subsidiaries. It is important to keep this in mind if you decide to hold our subordinated debt securities.
The terms of the subordination provisions described above will not apply to payments from money or the proceeds of government securities held in trust by the trustee for any series of subordinated debt securities for the payment of principal and interest on such subordinated debt securities pursuant to the defeasance procedures described under “— Satisfaction and Discharge; Defeasance.”
Conversion and Exchange Rights
The debt securities of any series may be convertible into or exchangeable for other securities of L3Harris or another issuer or property or cash on the terms and subject to the conditions described in the applicable prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
We have summarized some of the terms and provisions of our capital stock in this section. The summary is not complete and is subject to, and qualified in its entirety by reference to, each of the items identified below. You should read our Restated Certificate of Incorporation, our Amended and Restated By-Laws and the certificate of designation relating to any particular series of preferred stock before you purchase any of our capital stock or securities convertible into shares of our capital stock because those documents and not this description set forth the terms of our capital stock.
Authorized Capital Stock
Under our Restated Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 501,000,000, of which 1,000,000 are shares of preferred stock, without par value, and 500,000,000 are shares of common stock, par value $1.00 per share. As of September 13, 2019, there were 221,683,386 shares of common stock issued and outstanding. As of September 13, 2019, 4,699,764 shares of common stock have been reserved for issuance under outstanding stock options. No shares of preferred stock have been issued. We describe the preferred stock under the heading “Preferred Stock” below.
Common Stock
Voting. The holders of shares of our common stock are entitled to one vote for each share on all matters voted on by our stockholders, and the holders of such shares possess all voting power, except as described below under the headings “Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Amended and Restated By-Laws and Delaware General Corporation Law — Provisions of Our Restated Certificate of Incorporation Related to Business Combinations” and “— Anti-Greenmail Provisions of Our Restated Certificate of Incorporation,” and except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock. There are no cumulative voting rights, except as described below under the heading “Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Amended and Restated By-Laws and Delaware General Corporation Law — Provisions of Our Restated Certificate of Incorporation While There is a 40% Shareholder.” Accordingly, the holders of a majority of the shares of our common stock voting for the election of directors can elect all of the directors, if they choose to do so, subject to any rights of the holders of preferred stock to elect directors.

Dividends and Distributions. Subject to any preferential or other rights of any outstanding series of preferred stock that may be designated by our Board of Directors, the holders of shares of our common stock will be entitled to such dividends as may be declared from time to time by our Board of Directors from funds available therefor, and upon liquidation will be entitled to receive on a pro rata basis all of our assets available for distribution to such holders.
Redemption, conversion or preemptive rights: Holders of shares of our common stock have no redemption or conversion rights or preemptive rights.
Other provisions: There are no redemption provisions or sinking fund provisions applicable to our common stock.
Preferred Stock
Our Board of Directors is authorized without further stockholder approval (except as may be required by applicable law or New York Stock Exchange regulations) to provide for the issuance of shares of preferred stock, in one or more series, and to fix for each such series such voting powers, designations, preferences and relative, participating, optional and other special rights, and such qualifications, limitations or restrictions, as are stated in the resolution adopted by our Board of Directors providing for the issuance of such series and as are permitted by the Delaware General Corporation Law. See “Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Amended and Restated By-Laws and Delaware General Corporation Law — Preferred Stock.” If our Board of Directors elects to exercise this authority, the rights and privileges of holders of shares of our common stock could be made subject to the rights and privileges of any such series of preferred stock.
You should refer to the prospectus supplement relating to the series of preferred stock being offered for a description of the specific terms of that series, including:
•	the title of the series and the number of shares in the series;
•	the price at which the preferred stock will be offered;
•
the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or non-cumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;
•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;
•	the liquidation preference per share;
•
the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•
the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock being offered on any securities exchange;
•	whether interests in the shares of the series will be represented by depositary shares;

•	a discussion of any material Federal income tax considerations applicable to the preferred stock being offered;
•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;
•
any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.
The preferred stock of each series will rank senior to the common stock in priority of payment of dividends, and in the distribution of assets in the event of any liquidation, dissolution or winding up of our affairs, to the extent of the preferential amounts to which the preferred stock of the respective series will be entitled.
Upon issuance, the shares of preferred stock will be fully paid and non-assessable, which means that their holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.
The transfer agent and registrar for the preferred stock will be identified in the applicable prospectus supplement.
No Preemptive Rights
No holder of any of our stock of any class authorized has any preemptive right to subscribe for any of our securities of any kind or class.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A.
Certain Anti-Takeover Provisions of Our Restated Certificate of Incorporation, Amended and Restated By-laws and Delaware General Corporation Law
General
Our Restated Certificate of Incorporation, our Amended and Restated By-Laws and the Delaware General Corporation Law contain certain provisions that could delay or make more difficult an acquisition of control of us that is not approved by our Board of Directors, whether by means of a tender offer, open-market purchases, a proxy contest or otherwise. These provisions have been implemented to enable us to conduct our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our Board of Directors to be in the best interests of us and our stockholders. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of us, although such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions also may have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors. Set forth below is a description of the provisions contained in our Restated Certificate of Incorporation, our Amended and Restated By-Laws and the Delaware General Corporation Law that could impede or delay an acquisition of control of us that our Board of Directors has not approved. This description is intended as a summary only and is subject to, and qualified in its entirety by reference to, our Restated Certificate of Incorporation and our Amended and Restated By-Laws, as well as the Delaware General Corporation Law.

Number of Directors; Removal; Filling of Vacancies
Our Restated Certificate of Incorporation and Amended and Restated By-Laws provide that until June 29, 2022, unless 75% of the then-serving directors have adopted a resolution to the contrary (except that such resolution shall not provide that the Board of Directors shall consist of less than 8 or more than 13 directors), the Board of Directors shall be comprised of 12 members. From and after June 29, 2022, the Board of Directors shall consist of not less than 8 nor more than 13 directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. Directors may be removed by stockholders with or without cause.
Our Restated Certificate of Incorporation and Amended and Restated By-Laws provide that until June 29, 2022, unless 75% of the then-serving directors have adopted a resolution to the contrary, any vacancy on the Board of Directors must be filled by a nominee designated and proposed by the Nominating and Governance Committee and approved by the affirmative vote of 75% of the then-serving directors. From and after June 29, 2022, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
Stockholder Action
Our Restated Certificate of Incorporation provides that stockholder action may be taken only at an annual or special meeting of stockholders. Therefore, stockholders may not act by written consent. Our Restated Certificate of Incorporation and Amended and Restated By-Laws provide that special meetings of stockholders may be called only by our Board of Directors or, upon the written request of the holders owning of record continuously for a period of at least one year prior to the date of the requested meeting not less than 25% of the voting power of all outstanding shares of our common stock, by our Secretary, subject to certain additional requirements set forth in our Amended and Restated By-Laws.
Advance Notice for Stockholder Proposals or Nominations at Meetings
Our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before any annual or special meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. Subject to any other applicable requirements, including Rule 14a-8 under the Exchange Act, only such business may be conducted at an annual meeting of stockholders as has been:
•	specified in the notice of the annual meeting given by, or at the direction of, our Board of Directors;
•	brought before the meeting by, or at the direction of, our Board of Directors;
•
brought before the meeting by a stockholder who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting, where such stockholder is a stockholder of record on the date the notice is delivered to our Secretary, is entitled to vote at the meeting on such business and complies with the advance notice procedure of our Amended and Restated By-Laws; or

•
included in our proxy statement for any annual meeting of shareholders, in the case of shareholder nominees for election to the Board of Directors, pursuant and in compliance with the procedures for shareholder nominations in our Amended and Restated By-Laws.

With respect to a special meeting of the stockholders, only such business may be conducted at the meeting as has been specified in the notice of such special meeting. The person presiding at such annual or special meeting has the authority to make such determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to our Secretary prior to a meeting at which directors are to be elected will be eligible for election as a director.
Generally, to be timely, notice of nominations or other business to be brought before any annual meeting must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if the annual meeting is not scheduled to be held within a period that commences 30 days before and ends 30 days after such anniversary date, such advance notice shall be given by the later of:
•	the close of business on the date 90 days prior to the date of the annual meeting; or
•	the close of business on the tenth day following the date that the annual meeting date is first publicly announced or disclosed.
If we call a special meeting of stockholders for the purpose of electing directors, notice of nominations must be delivered to our Secretary not later than the close of business on the tenth day following the date that the special meeting date and either the names of nominees or the number of directors to be elected is first publicly announced or disclosed.
Any stockholder who gives notice of any nomination of directors or other proposal must provide the following information:
•
whether the stockholder is providing the notice at the request of a beneficial holder of shares, whether the stockholder, any such beneficial holder or any nominee has any agreement, arrangement or understanding with, or has received any financial assistance, funding or other consideration from any other person with respect to the investment by the stockholder or such beneficial holder of our stock or the matter the notice relates to, and the details thereof, including the name of such other person (the stockholder, any beneficial holder on whose behalf the notice is being delivered, any nominees listed in the notice and any persons with whom such agreement, arrangement or understanding exists or from whom such assistance has been obtained are referred to as “Interested Persons”);

•	the name and address of all Interested Persons;
•
a complete description of all of our or our subsidiaries’ equity securities and debt instruments, whether held in the form of loans or capital market instruments, beneficially owned by all Interested Persons;

•
whether and the extent to which any hedging, derivative or other transaction is in place or has been entered into within the six months preceding the date of delivery of the notice by or for the benefit of any Interested Person with respect to us or our subsidiaries, or any of our or our subsidiaries’ respective securities, debt instruments or credit ratings, the effect or intent of which transaction is to give rise to gain or loss as a result of changes in the trading price of such securities or debt instruments or changes in our or our subsidiaries’ credit ratings or any of our or our subsidiaries’ respective securities or debt instruments (or, more generally, changes in our or our subsidiaries’ perceived creditworthiness), or to increase or decrease the voting power of such Interested Person, and if so, a summary of the material terms thereof; and

•
a representation that the stockholder is a holder of record of our stock that would be entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose the matter set forth in the notice.

Any notice relating to the nomination of directors must also contain:
•	the information regarding each nominee required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC;

•	each nominee’s signed consent to serve as a director if elected; and
•	information as to whether each nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K.
Any notice with respect to a matter other than the nomination of directors must contain:
•	the text of the proposal to be presented, including the text of any resolutions to be proposed for consideration by stockholders; and
•	a brief written statement of the reasons the stockholder favors the proposal.
Amendments to Amended and Restated By-Laws
Our Amended and Restated By-Laws provide that our Board of Directors or the holders of a majority of the shares of our capital stock entitled to vote at an annual or special meeting of stockholders have the power to amend, alter, change or repeal our Amended and Restated By-Laws.
Exclusive Forum Provision of our Amended and Restated By-Laws
Our Amended and Restated By-Laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for certain actions shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware). Those actions include: (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of fiduciary duty owed by any of our directors or our officers or other employees to us or our shareholders, (iii) any action asserting a claim against us or any of our directors or our officers or other employees arising pursuant to any provision of the Delaware General Corporation Law or our Restated Certificate of Incorporation or Amended and Restated By-Laws (in each case, as amended from time to time), or (iv) any action asserting a claim against us or any of our directors or our officers or other employees governed by the internal affairs doctrine.
Amendment of the Restated Certificate of Incorporation
Any proposal to amend, alter, change or repeal any provision of our Restated Certificate of Incorporation requires approval by the affirmative vote of a majority of the voting power of all of the shares of our capital stock entitled to vote on such matters, with the exception of certain provisions of our Restated Certificate of Incorporation that require a vote of 80% or more of such voting power, the approval of 75% of the then-serving directors or the approval of 75% of the then-serving independent directors.
Provisions of Our Restated Certificate of Incorporation Related to Business Combinations
Our Restated Certificate of Incorporation provides that, in addition to any affirmative vote required by law or any other provision of our Restated Certificate of Incorporation, “business combinations” (generally defined as mergers, consolidations, sales of substantially all assets, issuances or transfers of securities with a fair market value of more than $1.0 million, and other significant transactions) involving us or any of our subsidiaries and involving or proposed by an “interested stockholder” (generally defined for purposes of these provisions as a person who beneficially owns more than 10% of our outstanding voting capital stock, or is an affiliate of ours and who within the prior two years was such a 10% beneficial owner or who has succeeded to any shares of our voting capital stock that were owned by an interested stockholder within the prior two years) or an affiliate of an interested stockholder require the approval of at least 80% of our then outstanding capital stock, voting as a class, provided that business combinations approved by our continuing directors (as defined in our Restated Certificate of Incorporation) or satisfying certain “fair price” and procedure provisions (generally requiring that stockholders receive consideration at least equal to the highest price paid by the interested stockholder for shares of our common stock within the prior two years) are not subject to this 80% vote requirement. Our Restated Certificate of Incorporation provides that these provisions cannot be amended or repealed, and that any inconsistent provision may not be adopted, without the affirmative vote of at least 80% of our then outstanding capital stock, voting as a single class.
Anti-Greenmail Provisions of Our Restated Certificate of Incorporation
Our Restated Certificate of Incorporation provides that any purchase by us of shares of our voting capital stock from an “interested shareholder” (generally defined for purposes of these provisions as a person who beneficially owns 5% or more of our outstanding voting capital stock, or is an affiliate of ours and who within the prior two years was such a 5% beneficial owner or who has succeeded to any shares of our voting capital stock that were owned by an interested shareholder within the prior two years) at a price higher than the market price at the time, other than pursuant to an offer to the holders of all outstanding shares of the class, requires the approval of the percentage of our then outstanding voting capital stock at least equal to the sum of the percentage held by the interested shareholder plus a majority of the remaining shares, voting as a single class. Our Restated Certificate of Incorporation provides that these provisions cannot be amended or repealed, and that any inconsistent provision may not be adopted, without the affirmative vote of at least 80% of our then outstanding capital stock, voting as a single class.
Provisions of Our Restated Certificate of Incorporation While There is a 40% Shareholder
Our Restated Certificate of Incorporation provides that in any election of directors on or after the date on which any “40% shareholder” (generally defined for purposes of these provisions as a person who beneficially owns 40% or more of our outstanding voting capital stock, or is an affiliate of ours and who within the prior two years was such a 40% beneficial owner or who has succeeded to any shares of our voting capital stock that were owned by an interested shareholder within the prior two years) becomes a 40% shareholder, and until such time as no 40% shareholder any longer exists, there shall be cumulative voting for the election of directors so that any holder of our voting capital stock will be entitled to as many votes as shall equal the number of directors to be elected multiplied by the number of votes to which the holder would otherwise be entitled and such holder may cast all of such votes for a single director, or distribute such votes among as many candidates as such holder sees fit. In any such election of directors, one or more candidates may be nominated by a majority of our disinterested directors. With respect to any person so nominated, or nominated by a person who is the beneficial owner of shares of our voting capital stock having a market price of at least $100,000, we are required to include certain information with respect to such nominees (generally on equal terms with other nominees of our Board of Directors and management) in our proxy statement or other communication with respect to such election to be sent to holders of shares of voting stock during the period in which there is a 40% shareholder. Our Restated Certificate of Incorporation provides that these provisions cannot be amended or repealed, and that any inconsistent provision may not be adopted, without the affirmative vote of at least 80% of our then outstanding capital stock, voting as a single class.
Preferred Stock
Our Restated Certificate of Incorporation authorizes our Board of Directors to issue one or more series of preferred stock by resolution and to determine, with respect to any series of preferred stock, the terms and rights of such series. We believe that the availability of preferred stock provides us with increased flexibility in structuring possible future financing and acquisitions and in meeting other corporate needs that might arise. Having such authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as the authorized shares of our common stock, are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of the New York Stock Exchange or any other stock exchange on which our securities may be listed. Although our Board of Directors has no intention at the present time of doing so, it does have the power (subject to applicable law) to issue a series of preferred stock that, depending on the terms of such series, could impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, such series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction.

Delaware General Corporation Law
L3Harris is subject to the provisions of Section 203 of the Delaware General Corporation Law (“Section 203”). Section 203 prohibits certain “business combinations” (generally defined to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions that increase the interested stockholder’s percentage ownership of stock) between a publicly held Delaware corporation and an “interested stockholder” (generally defined as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock or their affiliates) for a three-year period following the date that such stockholder became an interested stockholder. This three-year waiting period does not apply when:
•	the corporation has elected in its certificate of incorporation not to be governed by Section 203;
•
either the business combination or the proposed acquisition of stock resulting in the person becoming an interested stockholder was approved by the corporation’s board of directors before the other party to the business combination became an interested stockholder;

•
upon consummation of the transaction that made such person an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by officers who are also directors or held in employee benefit plans in which the employees do not have a confidential right to tender or vote stock held by the plan); or

•	the business combination was approved by the corporation’s board of directors and also was authorized by two-thirds of the voting stock that the interested stockholder did not own.
Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed thereunder. Our Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approved either the business combination or the transaction that results in the stockholder becoming an interested stockholder. Such provisions also may have the effect of preventing changes in our management. It is possible that such provisions could make it more difficult to accomplish transactions that stockholders otherwise may deem to be in their best interests.
DESCRIPTION OF DEPOSITARY SHARES
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us, having its principal office in the United States of America and a combined capital and surplus of at least $50 million. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The following is a summary of the most important terms of the depositary shares. The deposit agreement, our Restated Certificate of Incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption of Depositary Shares
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Except as may be provided otherwise in the applicable prospectus supplement, owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. After any such withdrawal, these holders of preferred stock will not be entitled to deposit the shares of preferred stock under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Conversion or Exchange of Preferred Stock
If the prospectus supplement relating to depositary shares provides that the deposited preferred stock is convertible into or exchangeable for our capital stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions to instruct us to cause conversion or exchange of the preferred stock represented by the depositary shares into or for whole shares of our capital stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding.
The deposit agreement may be terminated by us or the depositary only if:
•	all outstanding depositary shares have been redeemed;
•	each share of preferred stock has been converted into or exchanged for common stock; or
•	there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.
Reports to Holders
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary any reports and communications we deliver to the depositary as the holder of preferred stock.
Liability and Legal Proceedings
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $50 million.
DESCRIPTION OF WARRANTS
We may issue warrants, in one or more series, for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with our debt securities, preferred stock, depositary shares or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, having its principal office in the United States of America and having a combined capital and surplus of at least $50 million, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants. In the applicable prospectus supplement, we will inform you of the specific terms of the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or the number of shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our debt securities or shares of our common stock or preferred stock, the holder will not have any rights as a holder of our debt securities or shares of our common stock or preferred stock, as the case may be, by virtue of ownership of warrants.

PLAN OF DISTRIBUTION
We may offer and sell these securities in any one or more of the following ways:
•	to or through underwriters, brokers or dealers;
•	directly to one or more other purchasers;
•	through agents; or
•	through any other means described in a prospectus supplement.
In addition, this prospectus may be used for the remarketing of certain debt securities or other securities issued pursuant to this prospectus.
Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities and the amounts of the securities underwritten or purchased by each of them. The prospectus supplement will also set forth the terms of the offering, including:
•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering or purchase price and any discounts, commissions or concessions allowed or re-allowed or paid to dealers;
•	any commissions allowed or paid to agents;
•	any securities exchanges on which the securities may be listed; and
•	any other information we believe is important.
If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. We (directly or through agents) may sell, and the underwriters or dealers may resell, the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices;
•	at varying prices determined at the time of sale; or
•	at negotiated prices.
The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time, to be named in the applicable prospectus supplement. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named in, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
•	commercial and savings banks;
•	insurance companies;
•	pension funds;
•	investment companies; and
•	educational and charitable institutions.
In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that: (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject; and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or our subsidiaries or affiliates in the ordinary course of business.
Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.
In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment transactions, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters;
•	stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;
•	covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions; and
•
penalty bids permit the underwriters to reclaim a selling concession from a broker-dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

These over-allotment transactions, stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.
Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Each series of securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.
To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
Our common stock is quoted on the New York Stock Exchange under the symbol “LHX.” The other securities are not listed on any securities exchange or other stock market and, unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market. Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.
VALIDITY OF THE SECURITIES
Unless otherwise specified in the applicable prospectus supplement, the validity of these securities will be passed upon for us by our outside counsel, Sullivan & Cromwell LLP, New York, New York. Unless otherwise specified in the applicable prospectus supplement, certain matters will be passed upon for any underwriters, dealers or agents, if any, by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS
The consolidated financial statements of L3Harris Technologies, Inc. appearing in L3Harris Technologies, Inc’s Annual Report on Form 10-K for the fiscal year ended June 28, 2019, and the effectiveness of L3Harris Technologies, Inc’s internal control over financial reporting as of June 28, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited consolidated financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates to the extent covered by consents filed with the Securities and Exchange Commission given on the authority of such firm as experts in accounting and auditing.
The audited historical financial statements of L3 Technologies, Inc. incorporated in this Form S-3 by reference to L3Harris Technologies, Inc.’s Current Report on Form 8-K dated June 28, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$650,000,000

L3HARRIS TECHNOLOGIES, INC.
1.800% Notes due 2031
Prospectus Supplement
Joint Book-Running Managers
Barclays
HSBC
J.P. Morgan
Morgan Stanley
BofA Securities
Citigroup
Wells Fargo Securities
Scotiabank
SMBC Nikko
TD Securities
Senior Co-Managers
Deutsche Bank Securities
Siebert Williams Shank
US Bancorp
November 10, 2020